EXHIBIT 10.33

EXECUTION VERSION

CLEAN COAL SOLUTIONS, LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

Dated as of May 27, 2011

THE UNITS ISSUED UNDER THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”). SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE ACT AND THE APPLICABLE STATE ACTS, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN, INCLUDING (WITHOUT LIMITATION) THE PROVISIONS OF ARTICLE IX.

*	Indicates portions of the exhibit that have been omitted pursuant to a request for confidential treatment. The non-public information has been separately filed with the Securities and Exchange Commission.

TABLE OF CONTENTS

Article I	DEFINITIONS AND RULES OF CONSTRUCTION	2
1.1	Definitions	2
1.2	Rules of Construction	14

Article II	FORMATION OF THE COMPANY	15
2.1	Name and Formation	15
2.2	Operating Agreement	15
2.3	Principal Place of Business; Qualification	15
2.4	Registered Office and Registered Agent	15
2.5	Term	15
2.6	Purposes and Powers	16
2.7	Default Rules Under the Act	16
2.8	Existing LLC Agreement	16
2.9	Title to Property	16
2.10	Intent	16

Article III	CAPITAL CONTRIBUTIONS AND ACCOUNTS; ADJUSTMENT OF SHARING RATIOS	17
3.1	Initial Capital Contributions and Ownership Structure	17
3.2	Additional Capital Contributions; Adjustment of Sharing Ratios and Units	18
3.3	Failure to Make a Required Additional Capital Contribution	19
3.4	No Third Party Right to Enforce	20
3.5	Capital Accounts	20
3.6	No Interest on Capital	21
3.7	Creditor’s Interest in Company	21
3.8	Return of Capital	21
3.9	Distributions In-Kind	22
3.10	Transfer of Capital Accounts	22

Article IV	ALLOCATIONS AND DISTRIBUTIONS	22
4.1	Allocations	22
4.2	Special Allocations	22
4.3	Offsetting Allocations	24
4.4	Tax Allocations	24
4.5	Distributions	25
4.6	Incorrect Payments	30
4.7	Limitation Upon Distributions	30
4.8	Profit Sharing Program	31
4.9	Withholding and Indemnification for Payments on Behalf of a Member	31

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Article V	BOARD OF MANAGERS; POWERS AND DUTIES OF MANAGERS; APPOINTMENT OF OFFICERS	32
5.1	Board of Managers	32
5.2	Actions by Board	34
5.3	Stalemate	36
5.4	Appointment of Committees and Officers	37
5.5	Compensation	37
5.6	Board Decisions	37
5.7	Exculpation; Limitation of Liability	39
5.8	Reliance	39

Article VI	MEMBERS; TYPES OF UNITS; ISSUANCE OF UNITS AND OPTIONS TO PURCHASE UNITS	40
6.1	Authority and Power	40
6.2	Voting; Approval of the Members	42
6.3	Limitation of Liability	42
6.4	Actions by Members	43
6.5	Authorized Units; Modification of Units; Issuance of Additional Units; Admission of Additional Members	45
6.6	Preemptive Rights	45
6.7	Rights Attributable to Units	46
6.8	Certificates Representing Units	46
6.9	Restrictions on Transfer	47
6.10	Effect of a Non-payment Election by NexGen	47
6.11	Compensation and Reimbursement of Members	47
6.12	Force Majeure	48

Article VII	RECORDS, FINANCIAL STATEMENTS, TAX MATTERS, AND FISCAL YEAR	48
7.1	Records	48
7.2	Financial Statements	49
7.3	Tax Matters	49
7.4	Bank Accounts	52

Article VIII	DISSOLUTION AND LIQUIDATION	52
8.1	Dissolution	52
8.2	Liquidation	53
8.3	Compliance with the Act	53

Article IX	TRANSFERS OF UNITS; PURCHASE AND SALE RIGHTS; REDEMPTION	54
9.1	Permitted Transfers	54
9.2	Purchase Right Upon Attempted Transfer	54
9.3	Tag-Along Rights	56
9.4	Drag-Along Rights	59
9.5	Redemption	61

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Article X	INDEMNIFICATION	61
10.1	Indemnification by Company	61
10.2	Indemnification by the Parties	63

Article XI	MISCELLANEOUS PROVISIONS	66
11.1	Notices	66
11.2	Application of Colorado Law	68
11.3	No Action for Partition	68
11.4	Amendment of Articles or this Agreement	68
11.5	Binding Effect	68
11.6	Counterparts	68
11.7	Dates	68
11.8	Confidentiality	68
11.9	Covenant Not to Compete; Business Opportunities	71
11.10	Limitation on Liability	72
11.11	Invalidity of Provisions	72
11.12	Representations and Warranties	72
11.13	Expenses	73
11.14	Public Announcements	73
11.15	Entire Agreement	74
11.16	Additional Agreements with GS	74
11.17	Operation and Distributions of Subsidiaries of the Company	74

Exhibits and Schedules

Exhibit A	Unit Ownership and Sharing Ratios
Exhibit B	Addresses of Members
Exhibit C	Chemicals and Additives
Exhibit D	Technical Engineering Services
Schedule 4.5(a)	Pre-Closing Cash Calculation
Schedule 4.5(b)	Calculation of Projected Distributable Value
Schedule 5.1(c)	Managers
Schedule 6.11(a)	Arrangements with Affiliates

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SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF CLEAN COAL SOLUTIONS, LLC

This Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC is made and entered into to be effective as of May 27, 2011 (the “Effective Date”), by and among ADA-ES, Inc., a Colorado corporation (“ADA”), NexGen Refined Coal, LLC, a Wyoming limited liability company (“NexGen”), GSFS Investments I Corp., a Delaware corporation (“GS”), as members (each individually a “Member” and collectively the “Members”), and Clean Coal Solutions, LLC, a Colorado limited liability company (the “Company”). ADA, NexGen, GS and the Company are hereinafter sometimes referred to each individually as a “party” and collectively as the “parties.”

RECITALS:

A. ADA formed the Company on October 31, 2006, under the name “ADA-NexCoal, LLC” pursuant to the laws of the State of Colorado for the purpose of engaging in the Chemicals Business and the Section 45 Business described herein.

B. The Company changed its name to “Clean Coal Solutions, LLC” on January 1, 2007.

C. ADA, NexGen and the Company are parties to that certain Amended and Restated Operating Agreement of the Company, dated as of November 3, 2006 (the “Existing LLC Agreement”).

D. Prior to entry into this Agreement (as hereinafter defined) and the other Transaction Agreements (as hereinafter defined) and consummation of the transactions contemplated hereby and thereby, ADA and NexGen each owned fifty (50) Units of membership interests in the Company, representing in the aggregate one hundred percent (100%) of the Company’s fully diluted equity.

E. The Company and GS are entering into that certain Class B Unit Purchase Agreement on the date hereof (the “Purchase Agreement”) pursuant to which the Company will issue and sell to GS, and GS will purchase from the Company, Class B Units (as hereinafter defined) representing fifteen and fifteen-nineteenths percent (15 15/19%) of the Company’s fully diluted equity, all in accordance with, and subject to the conditions set forth in, the Purchase Agreement.

F. NexGen, ADA and GS have agreed to amend and restate the Existing LLC Agreement to set forth their mutual understanding and agreement regarding the matters set forth herein, and in connection with such amendment and restatement of the Existing LLC Agreement, the Units owned by ADA and NexGen prior to the Effective Date will be cancelled and exchanged for Class A Units (as hereinafter defined) in accordance with the terms of this Agreement.

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Definitions.

The terms defined in this Article I, wherever used and capitalized in this Agreement, have the meanings set forth below. Certain other capitalized terms are defined in the text of this Agreement in the Sections where such terms are first used, and such definitions shall apply throughout this Agreement wherever such terms are used.

“AAA” has the meaning given such term in Section 5.3.

“Accounting Firm” has the meaning given such term in Section 7.3(a)(i).

“Act” shall mean the statutes governing limited liability companies in the State of Colorado, which, as of the Effective Date, is Chapter 80 of Title 7 of the Colorado Revised Statutes, as the same may be in effect from time to time.

“Action” means any action, suit, proceeding, claim, arbitration, or investigation.

“ADA” has the meaning given such term in the preamble hereof.

“ADA Guarantee” means the Guarantee, dated as of May 27, 2011, between ADA and GS in the form attached as Exhibit F to the Purchase Agreement.

“ADA Managers” has the meaning given such term in Section 5.1(c).

“Adjusted Capital Account Deficit” means, with respect to any Capital Account as of the end of any Fiscal Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Person’s Capital Account balance shall be (i) reduced by any items described in Treasury Regulation Section 1.704 1(b)(2)(ii)(d)(4), (5), and (6) with respect to such Member, and (ii) increased by any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Sections 1.704 1(b)(2)(ii)(c) (relating to partner liabilities to a partnership), 1.704 2(g)(1) (relating to Minimum Gain) and 1.704-2(i) (relating to partner nonrecourse debt minimum gain).

“Affiliate” of any Person means any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such particular Person.

“Agreement” means this Second Amended and Restated Operating Agreement of the Company, as adopted on the Effective Date and as the same may be further amended or restated from time to time.

“Appraiser” has the meaning given such term in Section 9.2(d).

“Appraised Value” has the meaning given such term in Section 9.2(d).

“Articles” has the meaning given such term in Section 2.1.

“Bankruptcy” means the filing by a Person of a petition commencing a voluntary case under any Bankruptcy Law; a general assignment by a Person for the benefit of such Person’s creditors; an admission in writing by a Person of its inability to pay such Person’s debts as they become due; the seeking or acquiescence by a Person in the appointment of any trustee, receiver, or liquidator for the Person or for any part of the Person’s property; or the commencement against a Person of an involuntary case under any Bankruptcy Law, or a proceeding under any receivership, composition, readjustment, liquidation, insolvency, dissolution or similar law or statute, if not dismissed or vacated within sixty (60) days.

“Bankruptcy Law” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., or any similar federal or state law.

“Board Decision Threshold” means *.

“Board Observer” has the meaning given such term in Section 5.1(d).

“Board of Managers” or “Board” means the Managers appointed pursuant to Section 5.1(c).

“Book Value” means, with respect to any asset of the Company, the asset’s adjusted basis for federal income tax purposes, except that the Book Value of all assets of the Company may be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) immediately prior to: (i) the date of the acquisition of any additional Units or other equity interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution to the Company; (ii) the date of the distribution of more than a de minimis amount of assets of the Company to a Member; (iii) the date any Unit(s) or other equity interest in the Company is relinquished to the Company; provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. The initial Book Value of any asset contributed (or deemed contributed under Treasury Regulations Section 1.704-1(b)(1)(iv)) by a Member to the Company will be the fair market value of the asset at the date of its contribution thereto. If the Book Value of any Company asset is adjusted pursuant to clauses (i)-(iii) above, such Book Value shall thereafter be adjusted for depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to Article IV.

“Business” has the meaning given such term in Section 2.6(a).

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.5(a).

“Capital Call” has the meaning given such term in Section 3.2(a).

“Capital Contribution” means any contribution by a Member to the capital of the Company in cash or property whenever made. The value of Capital Contributions other than those made in cash shall be the fair market value of the property contributed to the capital of the Company, as determined by the Board in good faith.

“Chairman” means the Member elected as Chairman of a Members’ meeting in accordance with Section 6.4(a)(ii).

“Change of Control” means (i) any transaction or series of related transactions (including a merger, consolidation or other reorganization) pursuant to or as a result of which the holders of Units immediately prior to such transaction or series of related transactions (and their Affiliates) no longer hold Units representing a majority of the Company’s outstanding voting power immediately following such transaction or series of related transactions, (ii) the sale, lease, exclusive license or other Transfer by the Company or any Subsidiary of the Company of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) in any transaction or series of related transactions, or (iii) a NexGen Change of Control occurring on or before December 31, 2012 to which GS has not consented pursuant to Section 6.1(b)(ix).

“Chemicals and Additives” means the chemicals and additives set forth in Exhibit C.

“Chemicals Business” means the business of marketing and selling Chemicals and Additives and Technical Engineering Services, in each case specifically pertaining to NOx and mercury emissions controls from cyclone coal-fired boilers.

“Claim Notice” has the meaning given such term in Section 10.2(b).

“Class A Unit” means a Unit having the rights and obligations specified with respect to Class A Units in this Agreement. The Class A Units are Voting Units.

“Class A Member” means a Member holding Class A Units.

“Class B Unit” means a Unit having the rights and obligations specified with respect to Class B Units in this Agreement. The Class B Units are Non-voting Units.

“Class B Member” means a Member holding Class B Units.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. All references to particular sections of the Code shall be deemed to include reference to corresponding provisions of subsequent federal tax law.

“Company” has the meaning given such term in the preamble hereof.

“Company Option Period” has the meaning given such term in Section 9.2(a).

“Confidential Information” has the meaning given such term in Section 11.8(a).

“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Damages” has the meaning given such term in Section 10.1(a).

“Deemed Sale” has the meaning given such term in Section 3.1(b).

“Default Amount” has the meaning given such term in Section 3.3.

“Default Rule” means a provision of the Act that would apply to the Company or the Members unless otherwise provided in, or modified by, this Agreement.

“Defaulting Member” has the meaning given such term in Section 3.3.

“Determined Values” has the meaning given such term in Section 4.5(b)(iii).

“Direct Claim Notice” has the meaning given such term in Section 10.2(g).

“Disability” means, unless otherwise defined in an employment or similar agreement between an individual and the Company or a Subsidiary of the Company, the physical or mental impairment to the extent that the individual in question becomes unable, despite any reasonable accommodation required by Law, to perform the essential functions of his or her position with the Company, including his or her role as a Manager.

“Disputed Calculations” has the meaning given such term in Section 4.5(b)(ii).

“Distributable Cash” means, with respect to any period prior to the dissolution of the Company, all cash and cash equivalents received by the Company or any of its Subsidiaries during such period (including proceeds of any Indebtedness incurred by the Company or any of its Subsidiaries that are to be, and have not yet been as of the date of measurement, Distributed to the Members), less an amount of cash necessary for the Company to service and repay its debt obligations as determined by the Board in good faith.

“Distributable Value” means the sum of the pre-tax value, determined in accordance with Schedule 4.5(b), of any allocated Tax Credits, Distributable Cash or other property to be Distributed by the Company to its Members.

“Distribution” means each distribution of Distributable Value or Company assets made by the Company to a Member, whether by liquidating distribution, redemption, repurchase or otherwise; provided, however, that none of the following shall be a Distribution: any pro rata exchange of outstanding equity interests of the Company for newly issued equity interests of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units. “Distributed” and other forms of the word “Distribute” shall have correlative meanings.

“Distribution Calculations” has the meaning given such term in Section 4.5(b)(ii).

“Drag-Along Proceeds” has the meaning given such term in Section 9.4(c)(ii)

“Drag-Along Sale” has the meaning given such term in Section 9.4(a).

“Effective Date” has the meaning given such term in the preamble hereto.

“Excess Liquidation Preference” has the meaning given such term in Section 4.5(c)(i).

“Excluded Member” means a Member who is not an “accredited investor,” as such term is defined under the Securities Act.

“Existing LLC Agreement” has the meaning given such term in the recitals hereto.

“Existing Units” has the meaning given such term in Section 3.1(a).

“Facility” means a Refined Coal production facility.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Board.

“Fiscal Year” means the Company’s fiscal year, which shall end on December 31 of each year unless otherwise determined by the Board.

“Force Majeure” means an act of God, war, terrorism, hostilities, riot, fire, explosion, accident, flood or sabotage; lack of adequate fuel, power, raw materials, containers or transportation for reasons beyond the affected party’s reasonable control; labor trouble, strike, lockout or injunction (provided that neither party shall be required to settle a labor dispute against its own best judgment); compliance with governmental Laws or orders requiring unreasonable effort or expense; breakage or failure of machinery or apparatus; or any other cause whether or not of the class or kind enumerated above, including a severe economic decline or recession, which prevents or materially delays the performance of this Agreement in any material respect arising from or attributable to acts, events, non-happenings, omissions or accidents beyond the reasonable control of the party affected; provided, however, that Force Majeure shall not relieve any party of the obligation to make any payments required hereunder unless such event affects normal banking transactions.

“GAAP” means United States generally accepted accounting principles, consistently applied and as in effect from time to time.

“GS” has the meaning given such term in the preamble hereto.

“GS Calculations” has the meaning given such term in Section 4.5(b)(iii).

“GS Investment Amount” means $60,000,000.00.

“Indebtedness” means, with respect to the Company or any Subsidiary: (i) any indebtedness of the Company or such Subsidiary for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money (including interest and prepayment penalties or obligations); (ii) obligations of the Company or such Subsidiary evidenced by any note, bond, debenture or similar instrument; (iii) obligations by which the Company or such Subsidiary assures a creditor against loss (including contingent reimbursement liabilities with respect to letters of credit); (iv) obligations of the Company or such Subsidiary in respect of any hedging transaction or any financial hedge; and (v) any guarantee of Indebtedness in any manner by the Company or such Subsidiary (including guarantees in the form of an agreement to repurchase or reimburse); provided, however, that trade payables incurred in the ordinary course of business by the Company or any Subsidiary shall not constitute Indebtedness for any purpose hereunder; provided further, that the drawing or redrawing of Indebtedness under a revolving or similar credit facility that is in effect as of the Effective Date, or a revolving credit or similar facility that has received Board and Member approval in accordance herewith prior to such drawing or redrawing, shall not be considered incurrence of Indebtedness for any purpose hereunder, including for purposes of any consent or approval required prior to incurring Indebtedness; and provided further, that the granting of any guarantee or indemnification by the Company or any Subsidiary of the Company in connection with any monetization transaction in connection with the Business of the Company shall not be considered Indebtedness for any purpose hereunder.

“Indemnified Losses” means any losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses), but excluding any special, consequential, exemplary or punitive damages, unless such damages are paid by an Indemnitee to a third party in connection with a Third Party Claim.

“Indemnitee” has the meaning given such term in Section 10.2.

“Indemnitor” has the meaning given such term in Section 10.2.

“Investor Indemnified Party” has the meaning given such term in the Purchase Agreement.

“Know-How” means technical information, ideas, concepts, confidential information, trade secrets, know-how, discoveries, inventions, processes, methods, formulas, source and object codes, data, programs, other works of authorship, improvements, developments, designs and techniques related to the reduction of NOx and mercury emissions from cyclone coal-fired boilers other than as embodied in the Patents, that are owned or controlled by ADA and that are necessary or desirable to use the Patents in the Chemicals Business or the Section 45 Business.

“Law” means any foreign or domestic law, order, writ, judgment, action, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule, regulation or legally enforceable guidance or legally enforceable interpretation of a governmental authority.

“License Agreement” means that certain Amended and Restated License Agreement, dated as of October 30, 2009, by and between ADA and the Company pursuant to which ADA granted the Company an exclusive, royalty-free license to use the Licensed Property, as the same may be amended or restated from time to time.

“Licensed Property” means any products or methods related to the reduction of NOx and mercury emissions from cyclone coal-fired boilers, whether owned by ADA or licensed by ADA that are (i) covered by any Valid Claims(s) contained in any of the Patents, and/or (ii) based on the products, processes or methods developed using the Technology.

“Lien” means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, option, right of first refusal or other transfer restriction or encumbrance of any kind (including preferential purchase rights, conditional sales agreements or other title retention agreements, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

“Liquidation Event” means (i) a liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, or (ii) a Change of Control.

“Liquidation Preference” has the meaning given such term in Section 4.5(c)(i).

“Make-Whole Payment” has the meaning given such term in Section 4.5(c)(i).

“Manager” or “Managers” has the meaning given such term in Section 5.1(a).

“Member” or “Members” means each of the Persons named as a Member in the introductory paragraph hereof, so long as such Person is the owner of one or more Units, and shall include (i) Persons acquiring newly issued Units as authorized herein, (ii) those Persons acquiring Units after the Effective Date who have succeeded to all or part of the Units as a Permitted Transferee pursuant to this Agreement, and (iii) any other Person admitted as a Member pursuant to Section 6.5. The Members and their respective Unit ownership and Sharing Ratios are as set forth in Exhibit A, as the same may be updated or amended from time to time.

“Member Option Period” has the meaning given such term in Section 9.2(b).

“NexGen” has the meaning given such term in the preamble hereof.

“NexGen Change of Control” means (i) any transaction or series of related transactions (including a merger, consolidation or other reorganization) pursuant to or as a result of which the holders of equity interests in NexGen immediately prior to such transaction or series of related transactions (and their Affiliates) no longer hold equity interests in NexGen representing a majority of NexGen’s outstanding voting power immediately following such transaction or series of related transactions or (ii) the sale, lease, exclusive license or other Transfer by NexGen of all or substantially all of the assets of NexGen in any transaction or series of related transactions.

“NexGen Guarantee” means the Guarantee, dated as of May 27, 2011, between NexGen and GS in the form attached as Exhibit F to the Purchase Agreement.

“NexGen Managers” has the meaning given such term in Section 5.1(c).

“NexGen Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of November 3, 2006 and amended as of October 26, 2009, by and among ADA and NexGen, as the same may be amended or restated from time to time.

“Non-Defaulting Members” has the meaning given such term in Section 3.3.

“Non-payment Election” has the meaning given such term in the NexGen Purchase Agreement.

“Non-transferring Member” has the meaning given such term in Section 9.2(a).

“Non-voting Units” means Units that have no associated voting rights and represent only an economic interest in the Company and the consent rights expressly set forth herein, including Class B Units.

“Non-voting Member” means a Person owning no Units other than Non-voting Units and which Person has been admitted as a Member of the Company in accordance with all requirements of this Agreement.

“Notice Period” has the meaning given such term in Section 10.2(b).

“Officer” means a Person appointed as an officer of the Company by the Board pursuant to Section 5.4(a).

“Option Units” has the meaning given such term in Section 9.2.

“Organizational Documents” means this Agreement and the Articles, in each case as the same may be amended or restated from time to time in accordance with the terms hereof.

“Participating Member” has the meaning given such term in Section 3.3.

“party” or “parties” has the meaning given such term in the preamble hereof.

“Patents” means (i) U.S. Patent No. 6,773,471 B2 entitled “Low Sulfur Coal Additive for Improved Furnace Operation” issued on August 10, 2004; (ii) U.S. Patent No. 6,729,248 B2 entitled “Low Sulfur Coal Additive for Improved Furnace Operation” issued on May 4, 2004; (iii) Patent Application No. 10/209,083 entitled “Low Sulfur Coal Additive for Improved Furnace Operation” filed July 30, 2002; (iv) U.S. Provisional Patent Application Serial No. 60/730,971 entitled “Additives for Catalysis of Mercury Oxidation in Coal-Fired Power Plants” filed October 27, 2005; and (v) any and all continuations, continuations-in-part, and divisionals, and all patents issuing which are based on such applications, and all reissues, reexaminations, or extensions thereof, as well as any foreign counterparts, continuations, continuations-in-part or divisions thereof and patents and patent applications on any improvements, advancements, modifications, revisions or developments that are developed by or for ADA, together with any other patents (U.S. or foreign and even if not listed herein) that share a common claim of priority with said patents or that cover inventions substantially similar to said patents.

“Permitted Transfer” has the meaning given such term in Section 9.1.

“Permitted Transferee” has the meaning given such term in Section 9.1.

“Person” means an individual, business entity (including a corporation, limited partnership, general partnership, registered limited partnership, registered limited liability partnership or limited liability company), business trust, estate, trust, association, joint venture, government, governmental subdivision or agency, or any other legal or commercial entity organized or existing in any jurisdiction.

“Pre-Closing Cash” means all cash and cash equivalents received by the Company or its Subsidiaries on or prior to the Effective Date plus all cash and cash equivalents received by the Company or its Subsidiaries prior to July 31, 2011 pursuant to contracts or other legally binding arrangements in effect on the Effective Date; provided that the amount of Pre-Closing Cash with respect to any Distribution shall be calculated in accordance with the example set forth in Schedule 4.5(a).

“Prime Rate” means the “prime rate” published in The Wall Street Journal from time to time.

“Profits or Losses” means, for each Fiscal Year, the taxable income or loss of the Company as determined for federal income tax purposes, as adjusted by Section 3.5(b). Profits and Losses shall be determined net of any amounts allocated pursuant to Section 4.2 and Section 4.3.

“Proceeding” has the meaning given such term in Section 10.1(a).

“Profit Sharing Distribution Amount” has the meaning given such term in Section 4.8.

“Projected Distributable Value” has the meaning given such term in Section 4.5(b)(ii).

“Projected Investment Value” means, as of any measurement date, fifteen and fifteen-nineteenths percent (15 15/19%) of the Projected Distributable Value as of such date.

“Proposed Transferor” has the meaning given such term in Section 9.2.

“Purchase Agreement” has the meaning given such term in the recitals hereto.

“Purchase Price” has the meaning given such term in Section 9.2(d).

“Purchasing Members” has the meaning given such term in Section 9.2(c).

“Redemption” has the meaning given such term in Section 9.5.

“Redemption Notice” has the meaning given such term in Section 9.5.

“Refined Coal” means a liquid, gaseous or solid fuel produced from coal that produces, upon sale to an unrelated person, a credit under Section 45.

“Regulatory Allocations” has the meaning given such term in Section 4.2(h).

“Related Business Opportunity” has the meaning given such term in Section 11.9(a).

“Representatives” has the meaning given such term in Section 11.8(d).

“Sale Notice” has the meaning given such term in Section 9.3(c).

“Section 45” means Section 45 of the Code or any successor or replacement provision thereof, or any amendment thereto.

“Section 45 Business” means each business of the Company or a Subsidiary of the Company in respect of which, inter alia, the Company shall have “placed in service” (within the meaning of Section 45(d)(8)(A) of the Code) a Facility prior to January 1, 2012, for the production of Refined Coal to be used to reduce NOx and mercury emissions in cyclone coal-fired boilers, and as to which the Company has entered into an agreement or agreements to sell a Facility to a third party, and such third party would be thereafter entitled to Tax Credits for the Refined Coal produced from such Facility. The foregoing January 1, 2012 date shall be extended from time to time to be coterminous with any extension of the January 1, 2012 date currently in Section 45(d)(8) of the Code or with any alternative extension or the elimination of the “placed in service” deadline for a “refined coal production facility” provided for in such Section 45(d)(8).

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Sharing Ratio” means the sharing ratio of a Member, expressed as a percentage of the total, in allocations of Profits, Losses and other items of income, gain, loss or deduction and distributions of cash and property. The initial Sharing Ratio shall be equal to the ownership by each Member of Units, expressed as a ratio equal to the number of Units held by such Member over the number of outstanding Units, as set forth on Exhibit A. Thereafter, the Sharing Ratio shall be adjusted and Exhibit A shall be amended or updated from time to time to reflect the Sharing Ratio in effect at any given time, as required by this Agreement, based on (i) the Capital Contributions made by each Member and the ownership of Units that reflect such Capital Contributions, and (ii) any Transfers of Units.

“Stalemate” has the meaning given such term in Section 5.3.

“Stalemate Determination” has the meaning given such term in Section 5.3.

“Subsidiary” or “Subsidiaries” of the Company means any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by the Company, but such other Person shall be deemed to be a Subsidiary of the Company only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by the Company, but such other Person shall be deemed to be a Subsidiary of the Company only so long as such ownership or control exists. For the avoidance of doubt, Clean Coal Solutions Services, LLC, a Colorado limited liability company, is not, and shall not be considered for any purposes of this Agreement, a Subsidiary of the Company.

“Tag-Along Member” has the meaning given such term in Section 9.3(b).

“Tag-Along Notice” has the meaning given such term in Section 9.3(e).

“Tag-Along Right” has the meaning given such term in Section 9.3(b).

“Tag-Along Sale” has the meaning given such term in Section 9.3(b).

“Tag-Along Transferor” has the meaning given such term in Section 9.3(b).

“Tag-Along Units” has the meaning given such term in Section 9.3(a).

“Tax Credit” means the credit provided by Section 45 for the production and sale of Refined Coal.

“Tax Matters Partner” or “TMP” has the meaning given such term in Section 7.3(c)(i).

“Technical Engineering Services” means the technical engineering services set forth in Exhibit D.

“Technology” means the Patents and the Know-How specifically pertaining to NOx and mercury emissions control for cyclone coal-fired boilers, as well as any Know-How which is based on the knowledge contained in the Patents; provided, however, that such Know-How shall be a trade secret of ADA until such time as it is the subject of a published patent application.

“Term Sheet” means that certain indicative term sheet, dated as of May 4, 2011, by and between the Company and Goldman, Sachs & Co. and the side letter thereto dated May 10, 2011.

“Third Party Accountant” has the meaning given such term in Section 7.3(a)(i).

“Third Party Claim” has the meaning given such term in Section 10.2(b).

“Third Party Terms” has the meaning given such term in Section 9.3(c).

“TMP” has the meaning given such term in Section 7.3(c)(i).

“Transaction Agreements” means this Agreement, the Purchase Agreement, that certain Exclusive Right to Lease Agreement, dated as of the date hereof, between the Company and GS, the ADA Guarantee and the NexGen Guarantee, as the same are in effect as of the Effective Date.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, gift, grant of a security interest or other direct or indirect disposition or encumbrance (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof, including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Units is transferred or shifted to another Person; provided, however, that the indirect pledge, mortgage or grant of a security interest in the proceeds derived from Units or the ownership interest in any Member by any direct or indirect parent of such Member in order to secure commercially reasonable borrowing or other Indebtedness shall not constitute a “Transfer” of such Units; and provided further, that the Transfer of any or all of the equity interests in any Member or in any direct or indirect parent entity of such Member shall in no event be considered a “Transfer” of the Units held by such Member. Unless otherwise defined herein, the terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transfer Notice” has the meaning given such term in Section 9.2(a).

“Treasury Regulations” means the income tax regulations promulgated by the United States Treasury Department pursuant to the Code, as amended from time to time.

“Unit” means a limited liability company interest in the Company denominated in a unit with the rights and obligations as set forth in this Agreement and the Act, including the Unit owner’s undivided right to share in the profits and losses of the Company and the right to receive distributions of assets and, in the case of Voting Units only, the right to participate in the management of the Company as set forth herein. Unless the context otherwise requires, any reference herein to Units shall include Class A Units and Class B Units and shall be deemed to refer to Voting Units and Non-voting Units, as appropriate and as the context requires.

“Unrecovered Investment Balance” means the amount, as of any measurement date, equal to the GS Investment Amount, less (i) the aggregate amount of all Distributable Value Distributed or deemed Distributed to the holders of Class B Units as of such date, using an implied interest rate of fifteen percent (15%) per annum, as accrued annually, and less (ii) to the extent not duplicative of clause (i) above, the aggregate amount of all Distributable Cash Distributed or deemed Distributed to the holders of Class B Units as of such date. For purposes of determining the Unrecovered Investment Balance, (A) Tax Credits will be deemed to have been Distributed (to the extent such Tax Credits have been allocated to holders of Class B Units) as provided in Schedule 4.5(b), and (B) only Distributions with respect to the Class B Units acquired by GS pursuant to the Purchase Agreement shall be taken into account, and, for avoidance of doubt, no consideration paid with respect to any Units acquired by GS pursuant to the preemptive rights set forth in Section 6.6 shall be taken into account when determining the Unrecovered Investment Balance.

“Valid Claim(s)” means any claim contained in an issued and unexpired patent included within the Patents that has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue or disclaimer.

“Valuation Expert” has the meaning given such term in Section 4.5(b)(iii).

“Voting Member” means a Member owning Voting Units.

“Voting Units” means Units that have all associated voting, consent or approval rights in addition to an economic interest in the Company and all other rights associated with Units, including Class A Units.

1.2 Rules of Construction.

(a) Section References. When a reference is made in this Agreement to an Article, Section, Paragraph, Exhibit or Schedule, such reference shall be to an Article, Section or Paragraph of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Unless otherwise indicated, the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, Paragraph or clause in this Agreement.

(b) Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa, (ii) the masculine shall include feminine and neuter, and the neuter shall include the masculine and feminine, (iii) the word “including” shall mean “including, without limitation,” and (iv) the use of the words “or,” “either” and “any” shall not be exclusive. Unless otherwise specified, all references to days or months shall be deemed references to calendar days or months, and all references to “$” shall be deemed references to United States dollars.

(c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any provision of this Agreement.

(d) No Interpretation Against Author. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(e) Conflicts with Related Documents. The relationship of the parties is being memorialized in this Agreement and in the other Transaction Agreements. In the event of a conflict between any term(s) or provision(s) of this Agreement and anything contained in any of the other Transaction Agreements, this Agreement shall be overriding and controlling but solely to the extent of such conflict.

ARTICLE II

FORMATION OF THE COMPANY

2.1 Name and Formation. The name of the Company is Clean Coal Solutions, LLC. The Company was formed under the name “ADA-NexCoal, LLC” by the filing of Articles of Organization of the Company (as amended, the “Articles”) with the Secretary of State of the State of Colorado on October 31, 2006, pursuant to the Act. The Company changed its name to “Clean Coal Solutions, LLC” by the filing of Articles of Amendment with the Secretary of State of the State of Colorado on January 10, 2007, pursuant to the Act. The Company’s Business may be conducted under such other name(s) as the Board may from time to time agree to be necessary or advisable. The rights and liabilities of the parties hereto shall be as provided in the Act except as herein otherwise expressly provided.

2.2 Operating Agreement. The Members hereby execute this Agreement for the purpose of organizing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Members hereby agree that during the term of the Company set forth in Section 2.5, the rights, powers and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act.

2.3 Principal Place of Business; Qualification. The principal place of business of the Company shall be located at 8100 SouthPark Way, Unit B, Littleton, CO 80120. The Company may locate its place(s) of business and registered office at any other place(s) as the Board may from time to time deem necessary or advisable. The Company shall qualify to do business in such states or other jurisdictions in which such qualification is necessary.

2.4 Registered Office and Registered Agent. The address of the registered office of the Company in the State of Colorado shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable Law, and the registered agent for service of process on the Company in the State of Colorado at such registered office shall be the registered agent named in the Articles or such other Person or Persons as the Board may designate from time to time in the manner provided by applicable Law.

2.5 Term. The term of the Company commenced on the filing of the Articles with the Secretary of State of the State of Colorado, and the existence of the Company shall be unlimited, subject to the Company being dissolved in accordance with the provisions of this Agreement and applicable Law.

2.6 Purposes and Powers.

(a) Purposes. The purposes and character of the business of the Company shall be to (i) enter into the Transaction Agreements, (ii) accept contributions by the Members in accordance with the provisions of this Agreement and the Purchase Agreement, (iii) engage in the Chemicals Business and the Section 45 Business, and (iv) engage in other business consistent with or in furtherance of the foregoing related to Refined Coal, as may be necessary or appropriate to accomplish the purposes set forth herein or as may be approved by the Board from time to time (collectively, the “Business”). The Company will not engage in any other business or activity not within the scope of the Business or otherwise permitted or contemplated by this Agreement (whether or not permitted by the Articles) unless approved by the Board or, if required, the Members in accordance with Section 6.1.

(b) Powers. The Company shall have all powers which are necessary or desirable to carry out the purposes and Business of the Company, to the maximum extent the same are available and may be legally exercised by limited liability companies under the Act.

2.7 Default Rules Under the Act. Regardless of whether this Agreement specifically refers to a particular Default Rule: (i) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and such Default Rule is hereby modified or negated accordingly, and (ii) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, such Default Rule is hereby modified or negated accordingly.

2.8 Existing LLC Agreement. This Agreement amends, restates and supersedes the Existing LLC Agreement in its entirety.

2.9 Title to Property. All real and personal property, whether tangible or intangible, owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in such Member’s individual name, and each Member’s interest in the Company shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Company shall hold all of its real and personal property in the name of the Company and not in the name of any Member.

2.10 Intent.

(a) Tax Treatment. It is the intent of the Members that the Company be classified as a partnership for federal and state income tax purposes. The Company shall take all appropriate actions to ensure that the Company will be treated as a partnership for federal and state income tax purposes, including the making of available tax elections. No election may be made to treat the Company as an association taxable as a corporation for federal or state income tax purposes without obtaining the unanimous written consent of all of the Members pursuant to Section 6.1(a). Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.10.

(b) No State-Law Partnership. Except with respect to tax treatment as set forth in Section 2.10(a), the Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.

ARTICLE III

CAPITAL CONTRIBUTIONS AND ACCOUNTS; ADJUSTMENT OF SHARING RATIOS

3.1 Initial Capital Contributions and Ownership Structure.

(a) Prior to the Effective Date, ADA contributed one thousand dollars ($1,000.00) and the Licensed Property to the Company pursuant to the terms of the License Agreement, in receipt for which ADA received one hundred Units (100) in the Company, representing one hundred percent (100%) of the membership interests in the Company at that time. ADA later sold fifty (50) of its Units to NexGen so that, immediately prior to the execution of this Agreement, ADA and NexGen each owned fifty (50) Units in the Company (the “Existing Units”), representing one hundred percent (100%) of the membership interests of the Company at that time. Upon execution of this Agreement and the other Transaction Agreements by the parties hereto and thereto, the Existing Units will automatically be cancelled without any action on the part of the Company or any Member and in exchange therefor ADA and NexGen will each receive forty-two and two-nineteenths (42 2/19) Class A Units, and following such cancellation and exchange, each of ADA and NexGen will own forty-two and two-nineteenths percent (42 2/19%) of the total fully diluted membership interests in the Company. In accordance with the Purchase Agreement, GS has agreed to make a Capital Contribution in the amount of the GS Investment Amount, in consideration for such Capital Contribution the Company has agreed to issue and sell to GS fifteen and fifteen-nineteenths (15 15/19) Class B Units, and following such issuance of Class B Units to GS, GS will own fifteen and fifteen-nineteenths percent (15 15/19%) of the total fully diluted membership interests in the Company. Notwithstanding anything to the contrary contained in this Agreement, the Class B Units issued to GS pursuant to the Purchase Agreement shall at all times represent at least fifteen and fifteen-nineteenths percent (15 15/19%) of the total fully diluted membership interests in the Company, and the Sharing Ratio of GS shall at all times be equal to at least fifteen and fifteen-nineteenths percent (15 15/19%). Immediately following the Capital Contribution by GS of the GS Investment Amount, to the fullest extent permitted by Law, the Company shall Distribute the GS Investment Amount to the Members of the Company immediately prior to the Effective Date pro rata based on the number of Units then held by each such Member as compared to the aggregate number of Units then held by all such Members on a total fully diluted membership interest basis, without regard to the Distribution requirements set forth in Section 4.5 or elsewhere in this Agreement or the Existing LLC Agreement. The Members agree that the Unit ownership and the Sharing Ratios of the Members, on and immediately after the Effective Date, shall be as set forth in Exhibit A hereto.

(b) The Members and the Company agree that for all applicable Tax purposes the contribution by GS of the GS Investment Amount followed by the Distribution of the GS

Investment Amount to the Members of the Company immediately prior to the Effective Date shall be treated as a sale by the Members of the Company as of the Effective Date of Class B Units to GS under Section 707(a) of the Code (the “Deemed Sale”). The Company and GS agree to report the transaction in accordance with this Section 3.1(b), and the Company and the Members agree to take no position on any Tax return, financial accounting record or other similar document that would be inconsistent with such treatment. The Company shall make the election under Section 754 of the Code for the Company’s taxable year in which the Deemed Sale occurs to adjust the basis of Company property in the manner provided in Section 743 of the Code.

3.2 Additional Capital Contributions; Adjustment of Sharing Ratios and Units.

(a) Additional Capital Contributions. Notwithstanding anything else in this Agreement to the contrary, (i) except for the GS Investment Amount to be contributed to the Company by GS pursuant to the Purchase Agreement, GS shall not be required to make any Capital Contribution unless such Capital Contribution has been approved by GS in writing, and (ii) no other Member shall make, or be required to make, any Capital Contribution except in accordance with this Section 3.2 and/or Section 3.3. The Board shall consider any capital requirements of the Company and will notify the Members, no less than thirty (30) days prior to the need therefor, of any projected need for additional Capital Contributions in order to fund operations or to further the purposes of the Company. The Class A Members shall be required to make additional Capital Contributions only if such additional Capital Contributions are approved by all of the Class A Members in writing. The Board shall give the Class A Members notice of each request for additional Capital Contributions that has been approved by the Class A Members in accordance with this Section 3.2 (each, a “Capital Call”) at least fifteen (15) days prior to the date on which the Capital Contributions are due and will include in such Capital Call, in reasonable detail, (i) the purpose or purposes for which additional Capital Contributions are required, (ii) the amount of the additional Capital Contribution to be made by each Class A Member and the number of additional Units or other securities, if any, to be issued as a result of such Capital Call, (iii) whether such issued Units or other securities, if any, will be Voting Units or Non-voting Units, and (iv) the date on which such additional Capital Contributions must be made. Unless otherwise agreed by all of the Class A Members in writing, the Class A Members shall be required to make any additional Capital Contributions requested pursuant to this Section 3.2 pro rata based on the number of Class A Units then held by each such Class A Member as compared to the aggregate number of Class A Units then held by all Class A Members. Except as otherwise provided herein or as agreed to by all of the Class A Members in writing, the Class A Members will have the preemptive right to acquire any additional Units to be issued in return for additional Capital Contributions in accordance with Section 6.6.

(b) Adjustment of Sharing Ratios and Units. Unless otherwise agreed in writing by all of the Members, in no event will additional Units be issued in connection with any Capital Contribution made pursuant to Section 3.2(a). The Capital Account balances, and Sharing Ratios in effect at the time of a Capital Contribution made pursuant to Section 3.2(a) shall be adjusted in proportion to the respective amounts of additional capital contributed by each Class A Member in response to a Capital Call, subject to the provisions of Section 3.3 in the event a Class A Member fails to timely make all or any portion of the Capital Contribution required to be made by such Class A Member pursuant to a Capital Call. Following all Capital Contributions made by one or more Class A Members pursuant to Section 3.2(a), including any advances made by one or more Participating Members pursuant to Section 3.3, the number of Class A Units held by each Class A Member shall be deemed to equal (i) the aggregate number of Class A Units then outstanding, multiplied by (ii) a fraction, the numerator of which is the aggregate fair market value (as of the date such Capital Contributions were made) of all Capital Contributions made by, or transferred to, such Class A Member since the inception of the Company with respect to Class A Units then held by such Member, and the denominator of which is the aggregate fair market value (as of the date such Capital Contributions were made) of all Capital Contributions made by all Class A Members since the inception of the Company. Following each Capital Contribution made pursuant to Section 3.2(a) or Section 3.3, Exhibit A shall be updated appropriately to reflect any changes in the Sharing Ratio and/or the number of Class A Units held by each Class A Member. For the avoidance of doubt, the Sharing Ratio and number of Class B Units held by each Class B Member shall in no way be affected by any Capital Contributions made by the Class A Members pursuant to Section 3.2(a) or Section 3.3, and in no event will any such Capital Contribution trigger any preemptive right, right of first refusal, tag-along right, drag-along right, or any similar right in favor of the Company or any Member, whether pursuant to Section 6.6, Section 9.2, Section 9.3, Section 9.4, or otherwise.

3.3 Failure to Make a Required Additional Capital Contribution. (a) If a Class A Member (the “Defaulting Member”) does not make all or any portion of an additional Capital Contribution that such Defaulting Member is required to make pursuant to a Capital Call in accordance with Section 3.2(a) by the date set forth in such Capital Call (the portion of such Capital Contribution not made, the “Default Amount”), then the Company shall forthwith notify the other Class A Members (the “Non-Defaulting Members”) of the Default Amount, and the Non-Defaulting Members may take the following actions: within twenty (20) days after a Defaulting Member’s default, the Non-Defaulting Members may advance Capital Contributions, in each Non-Defaulting Member’s sole discretion, in an aggregate amount not in excess of the Default Amount in such proportions as they may agree, or if they cannot agree, pro rata in accordance with their respective Sharing Ratios in effect immediately prior to such advancement of Capital Contributions (with any Non-Defaulting Member making such an advance referred to as a “Participating Member”).

(b) Advances from Participating Members under Section 3.3(a) shall be treated as Capital Contributions by the Participating Members, and the Sharing Ratios and Capital Account balances of the Class A Members shall be adjusted in accordance with Section 3.2(b) to accurately reflect all such advances. The number of Class A Units held by each Member following any advance made by one or more Participating Members pursuant to Section 3.3(a) shall be determined in accordance with Section 3.2(b).

(c) In the event the Non-Defaulting Members elect not to make up all of the Default Amount, the Company shall have the right to take any action available at law or in equity against the Defaulting Member for failure to make the required Capital Contribution, including suing for damages, specific performance or any combination of available remedies. All remedies available to the Company shall be cumulative, and the election of any one shall not preclude the availability of another, to the extent permitted under applicable Law. In any action brought by the Company to enforce its rights under this Section 3.3, the prevailing party in such action shall be entitled to recover all costs and fees (including reasonable attorneys’ fees) incurred by it in connection with such action, including any appeals.

3.4 No Third Party Right to Enforce. No Person other than the Company or a Member shall have the right to enforce any obligation of a Member to make a Capital Contribution hereunder, and specifically no lender or other third party shall have any such rights.

3.5 Capital Accounts.

(a) Maintenance of Capital Accounts. The Company shall maintain a separate Capital Account for each Member in accordance with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv). Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Member to the Company, (ii) the Book Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of Profits and any other items of income or gain allocated to such Member, and (b) shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to under Code Section 752), and (iii) allocations to such Member of Losses and any other items of loss or deduction allocated to such Member. For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property, provided that, the Board in its reasonable judgment determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. The Company intends to effect a revaluation of its Capital Accounts as soon as reasonably practicable following the closing of the transactions contemplated by this Agreement, which revaluation shall be effective immediately prior to the transactions contemplated by this Agreement.

(b) Computation of Profits and Losses. For purposes of computing the Profits or Losses of the Company for any period, and any item of the Company’s income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, that:

(i) the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes;

(ii) if the Book Value of any of the Company’s property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii) items of income, gain, loss or deduction attributable to the disposition of the Company’s property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(iv) items of depreciation, amortization and other cost recovery deductions with respect to the Company’s property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-3(d);

(v) to the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and

(vi) any items that are allocated pursuant to Section 4.2 shall be determined by applying rules analogous to those set forth in clauses (a) through (g) hereof but shall not be taken into account in computing Profits and Losses.

(c) A Member that has more than one membership interest in the Company shall have a single Capital Account that reflects all such interests, regardless of the class of interest owned and regardless of the time or manner in which the interests were acquired; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to Class A Units and the portion attributable to Class B Units.

3.6 No Interest on Capital. No interest shall be paid by the Company on the Capital Contributions by the Members, as reflected in their Capital Accounts from time to time.

3.7 Creditor’s Interest in Company. No creditor of the Company (including a creditor who makes a loan to the Company or a creditor who provides goods or services to the Company) shall have or acquire, at any time as a result of making the loan or providing the goods and services, any direct or indirect interest in the profits, capital or property of the Company other than as a creditor.

3.8 Return of Capital. Except as otherwise provided in this Agreement, no Member shall have the right to demand the return of any Capital Contribution. Except as required by the Act, no Member shall have any liability for the return of the Capital Contributions of any other Member. Except as otherwise provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to any cash or other

Distributions by the Company. Except as otherwise provided in this Agreement, no Member shall have the right to (i) receive property other than cash as a return of Capital Contributions or as any other Distributions, (ii) withdraw any part of the Member’s Capital Contributions, or (iii) receive any funds or property of the Company.

3.9 Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a Distribution equal to the fair market value of such property, as determined by the Board in good faith, for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its fair market value and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Sections 4.2 through 4.4.

3.10 Transfer of Capital Accounts. On the Transfer of all or part of a Member’s Units, the portion of the Capital Account of the Transferor Member that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l). The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the repurchase of Units shall be appropriately adjusted to reflect such repurchase. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Units of such former Member Transferred to such Member.

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

4.1 Allocations. After making the allocations required by Section 4.2, any remaining Profits or Losses for any Fiscal Year, and to the extent the Board determines in its reasonable judgment it is necessary or appropriate, individual items of income, gain, loss and deduction of the Company, shall be allocated among the Members in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)) and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement and the Act, determined as if the Company were to (A) sell the assets of the Company for an amount equal to their Book Value (B) satisfy all Company liabilities in accordance with their terms (limited, in the case of any nonrecourse liability to the Book Value of the Company assets securing such liability) and (C) distribute the proceeds of such sale pursuant to Section 4.5, including any Liquidation Preference, if applicable.

4.2 Special Allocations.

(a) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4.2, if there is a net decrease in the Minimum Gain during any Fiscal Year, each Member shall be allocated items of Company income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.2(a) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(j)(4), and shall be interpreted in a manner consistent therewith.

(b) Member Nonrecourse Debt Minimum Chargeback. Notwithstanding any provision of this Section 4.2 other than Section 4.2(a) above, if there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)), items of Company income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4). This Section 4.2(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704 2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Fiscal Year, computed after the application of Sections 4.2(a) and 4.2(b) but before the application of any other provision of this Article IV, then items of Company income and gain for such Fiscal Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.2(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) Adjusted Capital Account Deficit. In the event any Member has an Adjusted Capital Account Deficit at the end of any Taxable Year, such Member shall be allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 4.2(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Section 4.2 have been tentatively made as if Section 4.2(c) and this Section 4.2(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Fiscal Year shall be allocated ratably among such Members based upon the manner in which Profits and Losses are allocated among the Members for such Fiscal Year (and if no Profits or Losses are allocable in any Fiscal Year, pro rata based on the number of Units then held by each Member as compared to the number of Units then held by all Members on a fully diluted membership interest basis).

(f) Partner Nonrecourse Deductions. Partner nonrecourse deductions (as determined in accordance with Treasury Regulation Section 1.704-2(i)(2) attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) for any Taxable Year shall be allocated to the Member or Members that bear the economic risk of loss (determined in accordance with Treasury Regulation Section 1.752-2) with respect to the debt to which the partner nonrecourse deductions are attributable. If more than one Member bears the economic risk of loss with respect to a partner nonrecourse debt, partner nonrecourse deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss. This Section 4.2(f) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(g) Allocation of Certain Profits and Losses. Items of income, gain, Loss and deduction described in Section 3.5(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

(h) Curative Allocations. The allocations set forth in Sections 4.2(a)-(c) and (e)-(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make the Company’s Distributions. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 4.2(h). Accordingly, notwithstanding the other provisions of this Article IV (other than the Regulatory Allocations), but subject to the Code and the Treasury Regulations, the Board shall make such offsetting allocations of Company income, gain, deduction and loss in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement. In exercising its discretion under this Section 4.2(h), the Board shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

4.3 Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 83, 482, or 7872 of the Code or any similar provision now or hereafter in effect, the Board shall allocate any corresponding Profit or Loss to the other Members of the Company.

4.4 Tax Allocations.

(a) Allocations Generally. Except as otherwise provided in this Section 4.4, the income, gains, losses, deductions and credits of the Company will be allocated for federal, state and local income tax purposes among the Members in the same manner as such income, gains, losses, deductions and credits are allocated among the Members for purposes of computing their Capital Accounts.

(b) Code Section 704(c) Allocations. Items of the Company’s taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the applicable Treasury Regulations thereunder so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value. In addition, if the Book Value of any of the Company’s asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). The Board shall determine all allocations pursuant to this Section 4.4(b) using the “traditional method” described in Treasury Regulation Section 1.704-3(b), or any other reasonable method selected by the Board.

(c) Allocation of Tax Credits, Tax Credit Recapture, Etc. Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in the Company at the time such items of tax credit or tax credit recapture arise, as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(d) Recapture. If any deductions for depreciation or cost recovery are recaptured as ordinary income upon the sale or other disposition of Company properties, the ordinary income character of the gain from such sale or disposition shall be allocated among the Members in the same ratio as the deductions giving rise to such ordinary income character were allocated.

(e) Other Allocations. All items of income, gain, loss, deduction and credit allocable to Units that may have been transferred shall be allocated between the transferor and the transferee as determined by the Board in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder. If any Units are disposed of or redeemed in compliance with the provisions of this Agreement, all distributions with respect to which the record date is before the date of such disposition or redemption shall be made to the disposing Member, and all distributions with respect to which the record date is after the date of such disposition, in the case of a disposition other than a redemption, shall be made to the transferee.

4.5 Distributions.

(a) Distributions of Pre-Closing Cash. Notwithstanding anything else in this Section 4.5 to the contrary, all Pre-Closing Cash, calculated in accordance with the example set forth in Schedule 4.5(a), shall be Distributed solely in accordance with this Section 4.5(a), and no Pre-Closing Cash shall be included in the calculation or determination of Distributable Value or Distributable Cash for purposes of Sections 4.5(b), 4.5(c), or 4.5(d). All Pre-Closing Cash that, but for this Section 4.5(a), would be Distributed to the Members pursuant to Section 4.5(b), 4.5(c), or 4.5(d) shall be Distributed to the Class A Members, pro rata based on the number of Class A Units then held by each Class A Member as compared to the aggregate number of Class A Units then outstanding, at such times as such Pre-Closing Cash, but for this Section 4.5(a), would have been Distributed pursuant to Section 4.5(b), 4.5(c), or 4.5(d).

(b) Mandatory Distributions; Determination of Distributable Value.

(i) Subject to Section 4.5(a), beginning after December 31, 2012, the Company shall make mandatory Distributions to the Members holding Units at least once per year (on such date or dates as determined by the Board in good faith) in an amount equal to at least seventy percent (70%) of the Distributable Cash, as determined by the Board in good faith on at least an annual basis. All Distributions made pursuant to this Section 4.5(b)(i) shall be allocated among the Members in accordance with Section 4.5(d)(ii).

(ii) On or as soon as reasonably practicable following March 31, 2012, but in no event more than ten (10) days following such date, the Board shall calculate, with respect to each Facility owned or leased by the Company or a Subsidiary of the Company (or in which the Company or any Subsidiary has any interest), and with respect to which the Company or a Subsidiary has entered into a monetization transaction prior to March 31, 2012, the projected Distributable Value expected to be received by the Company through the remainder of the ten-year period for which Tax Credits are available with respect to such Facility, as of March 31, 2012, in accordance with the methodology set forth on Schedule 4.5(b) (the “Projected Distributable Value”), and the Projected Distributable Value, as the same may be recalculated from time to time pursuant hereto, shall at all times be calculated in accordance with the methodology set forth on Schedule 4.5(b). After March 31, 2012, prior to making any Distribution pursuant to Sections 4.5(b)(i), 4.5(c) or 4.5(d), the Board shall determine in good faith, in accordance with the methodology set forth on Schedule 4.5(b), the Projected Distributable Value, the Unrecovered Investment Balance and the Projected Investment Value (such calculations, the “Distribution Calculations”) and shall promptly provide the Distribution Calculations, along with relevant supporting documentation, to GS. GS shall have five (5) business days from the date of receipt of such calculations to review and to notify the Board in writing if GS disagrees with any of the Distribution Calculations (any Distribution Calculations with which GS disagrees, the “Disputed Calculations”). If GS does not notify the Board in writing of any disagreement within such five (5) business day period, GS will be deemed to have accepted the Distribution Calculations and Distributions of Distributable Value shall be made accordingly. If GS notifies the Board in writing of any Disputed Calculations within the aforementioned five (5) business day period, such disagreement shall be resolved pursuant to Section 4.5(b)(iii).

(iii) As soon as reasonably practicable following any notice of Disputed Calculations to the Board, but in no event more than five (5) business days following such notice, GS shall provide the Board with its own calculation of the Disputed Calculations (such calculations, the “GS Calculations”), along with all supporting documentation used for the GS Calculations, and the Board and GS shall designate a third party valuation expert (a “Valuation Expert”) mutually agreeable to the Board and GS. If the Board and GS are unable, in good faith, to agree on a Valuation Expert within three (3) days following the Board’s receipt the GS Calculations, the Board and GS shall each designate a separate third party valuation expert, and such separate third party valuation experts shall designate, as soon as reasonably practicable but in no event more than three (3) days following their designation, a separate third party valuation expert, and such separate third party valuation expert will be the Valuation Expert for purposes of this Section 4.5(b)(iii). Upon designation of a Valuation Expert pursuant to this Section 4.5(b)(iii), the Board shall provide the Valuation Expert with all supporting documentation underlying the Distribution Calculations and the GS Calculations, and the Valuation Expert shall, as soon as reasonably practicable but in no event longer than fifteen (15) days following receipt of such documentation, render a written report of its calculations of the values underlying the Disputed Calculations to the Board and GS (the “Determined Values”); provided, however, that if the Determined Value with respect to any Disputed Calculation is greater than both the applicable Disputed Calculation and the applicable GS Calculation, the applicable Disputed Calculation or the applicable GS Calculation, whichever is greater, with respect to such Disputed Calculation shall be the Determined Value with respect to such Disputed Calculation, and if the Determined Value with respect to any Disputed Calculation is less than both the applicable Disputed Calculation and the applicable GS Calculation, the applicable Disputed Calculation or the applicable GS Calculation, whichever is less, with respect to such Disputed Calculation shall be the Determined Value with respect to such Disputed Calculation. With respect to each Disputed Calculation, the Determined Values shall be binding on the parties hereto. In no event shall the Valuation Expert be provided with the Distribution Calculations or the GS Calculations, and each of GS and the Board shall have reasonable access to the Valuation Expert and shall be entitled to explain its methodology and assumptions underlying the Distribution Calculations and the GS Calculations to the Valuation Expert. All costs and expenses incurred pursuant to this Section 4.5(b)(iii), including costs associated with appointing and retaining the Valuation Expert, shall be split equally between GS and the Company; provided, however, that any costs and expenses incurred by GS or the Company to retain any accounting or other advisor in connection with this Section 4.5(b)(iii) shall be borne solely by the party incurring such costs and expenses.

(c) Liquidation Preference.

(i) Subject to Section 4.5(a) and, if applicable, Article VIII, if a Liquidation Event occurs, then GS will be entitled either to (1) if the Company directly receives proceeds in connection with such Liquidation Event, receive the greater of (A) a liquidation preference in an amount equal to the Unrecovered Investment Balance as of the date of such Liquidation Event (the “Liquidation Preference”) and (B) GS’s pro rata share (based on number of Units then held by GS as compared to the aggregate number of Units then outstanding on a fully diluted membership interest basis) of the Distributable Value from such Liquidation Event, or (2) if the Company does not directly receive proceeds in connection with such Liquidation Event, exercise the Tag-Along Right provided in Section 9.3 without first complying with Section 9.2. If GS exercises the Tag-Along Right pursuant to (2) above and the proceeds received by GS in respect of the Class B Units Transferred by GS in the Tag-Along Sale are equal to or greater than the Unrecovered Investment Balance on the date of such Tag-Along Sale, such proceeds shall constitute the sole consideration due GS in connection with such Liquidation Event and GS shall not be entitled to any additional Distribution or other payment in connection with such Liquidation Event. If GS exercises the Tag-Along Right pursuant to (2) above and the proceeds received by GS in respect of the Class B Units Transferred by GS in the Tag-Along Sale are less than the Unrecovered Investment Balance (or, if less than all of the Class B Units held by GS are Transferred in the Tag-Along Sale, less than the portion of the Unrecovered Investment Balance attributable to the Class B Units Transferred by GS in the Tag-Along Sale) as of the date of such Tag-Along Sale, the Company shall Distribute to GS the difference between the Unrecovered Investment Balance (or portion thereof attributable to the Class B Units Transferred by GS in the Tag-Along Sale) as of the date of the Tag-Along Sale and the proceeds received by GS in respect of the Class B Units Transferred by GS in the Tag-Along Sale (such difference, the “Make-Whole Payment”). For the avoidance of doubt, if GS exercises the Tag-Along Right pursuant to (2) above, the sole right of GS with respect to the Class B Units Transferred by GS is to receive the proceeds therefor in the Tag-Along Sale and, if applicable, the Make-Whole Payment. All proceeds received by GS in a Tag-Along Sale pursuant to (2) above, and any Make-Whole Payment shall be treated as a Distribution to GS for all purposes of this Agreement (including reducing the Unrecovered Investment Balance), and GS shall in no case be entitled to receive a Liquidation Preference that would be duplicative of such proceeds or Make-Whole Payment. In the event, and to the extent, that the total Liquidation Preference or proceeds from a Tag-Along Sale pursuant to (2) above and Make-Whole Payment payable to GS would exceed its Capital Account balance (after taking into account all items of income which may be allocated to GS under Section 8.2 (“Excess Liquidation Preference”), (i) such Excess Liquidation Preference shall be treated as the payment by the Company to such Member of a guaranteed payment for the use of capital pursuant to Section 707(c) of the Code, (ii) to the extent so treated, the Liquidation Preference shall not be treated as a Distribution pursuant to this Agreement, (iii) to the maximum extent possible consistent with the provisions of this Article IV and applicable law, any Company deduction in respect of such guaranteed payment shall be allocated to the Members other than GS, and (iv) upon final liquidation of the Company, and prior to the distribution of liquidation proceeds pursuant to Section 8.2(b)(iv), the Company shall pay to GS an amount equal to the excess, if any, of such Excess Liquidation Preference over the portions thereof which have either given rise to income allocations under this Article IV or have been treated as a guaranteed payment pursuant to clause (ii) above, which payment shall have the effects described in clauses (i) through (iii) above.

(ii) If GS receives the Liquidation Preference or the proceeds from a Tag-Along Sale (along with any applicable Make-Whole Payment) upon the occurrence of a Liquidation Event in accordance with Section 4.5(c)(i), then, after payment in full of the Liquidation Preference to GS, or the receipt by GS of the proceeds from the Tag-Along Sale and any applicable Make-Whole Payment, GS will not be entitled to receive any additional proceeds or Distributions with respect to such Liquidation Event. Subject to Section 4.5(a), following payment in full of the Liquidation Preference or the proceeds from a Tag-Along Sale (and any applicable Make-Whole Payment) to GS pursuant to Section 4.5(c)(i), the remaining Distributable Value from such Liquidation Event, if any, shall be distributed pro rata among the other Members (not including GS) based on the number of Units then held by each such other Member as compared to the aggregate number of Units then held by all such other Members (not including GS) on a fully diluted membership interest basis.

(iii) If GS does not receive the Liquidation Preference or the proceeds from a Tag-Along Sale (and any applicable Make-Whole Payment) upon the occurrence of a Liquidation Event in accordance with Section 4.5(c)(i), subject to Section 4.5(a), each Member (including GS) will be entitled to receive its pro rata share (based on the number of Units then held by such Member as compared to the aggregate number of Units then held by all Members (including GS) on a fully diluted membership interest basis) of the Distributable Value from such Liquidation Event. For avoidance of doubt, no Liquidation Preference will be paid at any time after the date on which the Unrecovered Investment Balance has been reduced to zero (0).

(d) Other Distributions. Except as otherwise set forth in Sections 4.5(b) and 4.5(c), and subject to Section 4.5(a), the Board may (but shall not be obligated to) make Distributions at any time and from time to time as follows:

(i) Subject to Section 4.5(a) and except as provided in Section 4.5(d)(iii), all Distributions made prior to April 1, 2012, shall be made pro rata among the Members based on the number of Units then held by each such Member as compared to the aggregate number of Units then held by all Members on a fully diluted membership interest basis.

(ii) Subject to Section 4.5(a) and except as provided in Section 4.5(d)(iii), all Distributions made on or after April 1, 2012, shall be made as follows:

(1) If, at any time prior to such Distribution, the Unrecovered Investment Balance has been reduced to zero (0) or is less than or equal to the Projected Investment Value, then each Member will be entitled to receive its pro rata share (based on number of Units then held by such Member as compared to the aggregate number of Units then held by all Members on a fully diluted membership interest basis) of any Distributable Value (taking into account allocations of Tax Credits pursuant to this Article IV as deemed Distributions), as and when any such Distribution is made.

(2) If, at any time prior to such Distribution, the Unrecovered Investment Balance has not been reduced to zero (0) and is greater than the Projected Investment Value, then GS will be entitled to receive *. All remaining Distributable Value to be Distributed to the Members and not Distributed to GS pursuant to this Section 4.5(d)(ii)(2) shall be Distributed pro rata among the other Members (not including GS) based on the number of Units then held by each such other Member as compared to the aggregate number of Units then held by all such other Members (not including GS) on a fully diluted membership interest basis. For the avoidance of doubt, no Distributions shall be made under this Section 4.5(d)(ii)(2) at any time after the date on which the Unrecovered Investment Balance has been reduced to zero (0).

(iii) Subject to Section 4.5(a), the Board may, from time to time in its sole discretion, Distribute available Distributable Cash to the Members in accordance with this Article IV for the purpose of payment of taxes.

(iv) The Board may, from time to time in its sole discretion, make Distributions to GS in an amount greater than GS would otherwise be entitled to receive pursuant to Sections 4.5(b) or 4.5(d) in order to decrease the Unrecovered Investment Balance more quickly than would otherwise occur if GS were to receive the amounts it would otherwise be entitled to pursuant to Sections 4.5(b) and 4.5(d), and in the event of such increased Distribution to GS, the amount of such Distribution made to the other Members shall be decreased by the amount of such increase, pro rata among the other Members based on the amount of the Distribution each such other Member would have been entitled to but for the increased Distribution to GS. If after giving effect to any such increased Distribution to GS, the Unrecovered Investment Balance is less than the Projected Investment Value, all future Distributions of Distributable Value to GS shall be adjusted downward until such time as the Unrecovered Investment Balance is equal to the Projected Investment Value.

(v) If the Company makes any indemnification payments to any holder of Class B Units pursuant Section 8.1 of the Purchase Agreement, other than indemnification payments made by the Company to reimburse such holder of Class B Units in respect of payments made by any Investor Indemnified Party in respect of Third Party Claims (as defined in the Purchase Agreement) and any reasonable related costs and expenses thereto, the aggregate amount of such payments shall reduce the Unrecovered Investment Balance in the same manner as a Distribution to any holder of Class B Units (including GS) hereunder.

4.6 Incorrect Payments. To the extent any Distributions made pursuant to this Article IV are incorrectly paid, as determined by the Board in good faith upon review of the Company’s books and records, any Member who receives more than should have been Distributed to such Member shall promptly repay the amount of any such excess Distribution, and any such repaid amounts shall be redistributed pursuant to this Article IV or, at the election of the Board, such excess Distribution may be offset against future Distributions to the Member receiving such excess Distribution.

4.7 Limitation Upon Distributions. No Distribution shall be declared and paid unless (a) the Company remains in compliance with (i) all applicable Laws, including the Act, and (ii) that certain Credit Agreement, dated as of March 31, 2011, between the Company and CoBiz Bank, a bank doing business in the State of Colorado as Colorado Business Bank, and the Loan Documents (as defined therein), and (b) such Distribution is permitted under the terms of all Indebtedness of the Company and its Subsidiaries.

4.8 Profit Sharing Program. The parties hereto acknowledge and agree that the Board intends to implement a profit sharing program whereby up to * of the cash equivalent of the Distributable Value (as determined by the Board in good faith) of each Distribution made in accordance with this Agreement may be distributed to certain officers, employees or contractors of the Company and its Affiliates, as and when determined by the Board in good faith. Any amount distributed to employees or contractors of the Company or its Affiliates pursuant to this Section 4.8 shall be referred to herein as a “Profit Sharing Distribution Amount.” Except for calculation of Distributable Value, the Profit Sharing Distribution Amount shall not be taken into account when making calculations with respect to Distributions made pursuant to Section 4.5, including calculations of the Distributable Value, Projected Distributable Value, Projected Investment Value and Unrecovered Investment Balance.

4.9 Withholding and Indemnification for Payments on Behalf of a Member. The Company may withhold Distributions or portions thereof if it is required by Law to make any payment to a governmental entity that is specifically attributable to a Member (including federal withholding taxes, state personal property taxes, state and local severance or extraction taxes and state unincorporated business taxes), and each such Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any such payment that the Board determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement. Any amounts withheld pursuant to this Section 4.9 will be treated as having been Distributed to such Member. To the extent that the cumulative amount of such withholding for any period exceeds the Distributions to which such Member is entitled for such period, the Company will provide notice to such Member and (i) such amount will be treated as having been Distributed to such Member as an advance against the next Distributions that would otherwise be made to such Member, and such amount shall be satisfied by offset from such next Distributions or (ii) if requested in writing by the Board, contributed by such Member to the Company within fifteen (15) days of demand therefore, provided that any such contribution will not be treated as a Capital Contribution. If a Member fails to comply with its obligation to contribute to the Company pursuant to clause (ii) above, such Member shall indemnify the Company in full for the entire amount paid by the Company (including interest, penalties and related expenses). Each Member will furnish the Board with such information as may reasonably be requested by the Board from time to time to determine whether withholding is required and the amount thereof, and each Member will promptly notify the Board if such Member determines at any time that it is subject to withholding. A Member’s obligation to indemnify and make contributions to the Company under this Section 4.9 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.9, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 4.9 if a Member does not comply with the provisions in this Section 4.9, including instituting a lawsuit to collect such contribution and indemnification amounts required to be paid to the Company, with interest calculated at a rate equal to the Prime Rate plus three (3) percentage points per annum (but not in excess of the highest rate per annum permitted by Law), compounded on the last day of each Fiscal Quarter.

ARTICLE V

BOARD OF MANAGERS; POWERS AND DUTIES OF MANAGERS;

APPOINTMENT OF OFFICERS

5.1 Board of Managers.

(a) General. The business and affairs of the Company shall be managed by a Board of Managers (the Board of Managers is sometimes referred to herein as the “Board” and the Persons appointed to the Board are referred to as the “Managers”). Except as specifically provided in this Agreement, the Board may exercise all powers of the Company and may do all such lawful acts and things as are not specifically required by statute or by this Agreement to be exercised or done by the Members. Unless specifically approved by the Board pursuant to the last sentence of this Section 5.1(a), no Manager in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to the Board and to such Officers and other agents of the Company as may be designated by the Board. The Board shall manage the affairs of the Company in a prudent and businesslike fashion and, subject to Section 5.6, shall use reasonable efforts to carry out the purposes and Business of the Company. The Board may delegate authority to act to any one Manager, in accordance with the provisions of this Agreement.

(b) Duties. Each Manager shall carry out his or her respective duties in good faith, in a manner that he or she believes to be in the best interests of the Company, and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. Each Manager shall devote such time to the Business and affairs of the Company as such Manager may determine, in such Manager’s reasonable discretion, is necessary for the efficient carrying on of the Company’s Business.

(c) Appointment and Qualifications. The Board shall consist of six (6) Managers. Initially, ADA shall be entitled to appoint three (3) Managers (the “ADA Managers”), and NexGen shall be entitled to appoint three (3) Managers (the “NexGen Managers”). This arrangement shall continue for so long as ADA and NexGen hold an equal number of Units. In the event that ADA and NexGen do not hold an equal number of Units, either ADA or NexGen, whichever holds the lesser number of Units, shall immediately, and without any further action by the Company, the Board or any other Member, relinquish the right to appoint one (1) Manager and the other, ADA or NexGen ( whichever holds the greater number of Units), shall immediately be entitled to appoint one (1) additional Manager. If either ADA or NexGen files or is otherwise subject to a Bankruptcy, the Member subject to such Bankruptcy shall immediately, and without any further action by the Company, the Board or any Member, relinquish the right to appoint one (1) Manager and the other, ADA or NexGen (whichever is not subject to the Bankruptcy), shall immediately be entitled to appoint one (1) additional Manager for so long as the other Member is subject to such Bankruptcy. Managers shall be appointed by ADA and NexGen annually, for the term beginning with the annual meeting of the Board as described in Section 5.2(a)(ii), and each Manager shall hold office until his or her successor shall have been appointed and qualified or until his or her earlier death, resignation or removal. Managers shall be natural persons, over the age of eighteen (18), but Managers need not be Members of the Company or residents of the State of Colorado. The Managers as of and immediately after the Effective Date are listed on the attached Schedule 5.1(c).

(d) Board Observer. The holders of a majority of the Class B Units outstanding from time to time shall be entitled to designate one (1) non-voting observer to the Board to observe all meetings of the Board and all committees thereof (the “Board Observer”). The Board Observer shall receive copies of all written materials distributed to the Managers either at or in advance of Board or committee meetings, including notices of such meetings, at the same time such written materials are distributed to the Managers.

(e) Vacancies. In the event of a vacancy in the office of any ADA Manager, a successor shall be appointed by ADA to hold office for the unexpired term of such Manager (except in the case of a vacancy resulting from a Non-payment Election, in which case the vacancy shall be filled by ADA pursuant to Section 6.10). In the event of a vacancy in the office of any NexGen Manager, a successor shall be appointed by NexGen to hold office for the unexpired term of such Manager. In the event of a vacancy in the Board Observer position, a successor may be appointed by the holders of a majority of the Class B Units then outstanding.

(f) Removal. Except as otherwise provided in this Section 5.1(f), an ADA Manager may only be removed by ADA, a NexGen Manager may only be removed by NexGen (except that upon a Non-payment Election ADA shall have the right to remove one (1) NexGen Manager and fill the resulting vacancy with one (1) Manager appointed by ADA, who shall thereafter be deemed an “ADA Manager” for all purposes hereunder), and the Board Observer may only be removed by the holders of a majority of the Class B Units then outstanding. Notwithstanding the foregoing, an individual Manager or the Board Observer may be removed by the affirmative vote of the Board: (i) if such Manager or Board Observer, as the case may be, is an employee of the Company, upon the occurrence of an event that would be cause for termination of the Manager’s or Board Observer’s, as the case may be, employment for cause; (ii) if the Manager or Board Observer, as the case may be, is not an employee of the Company, (A) if the Manager willfully breaches or habitually neglects his or her duties pursuant to this Agreement, (B) if the Manager or Board Observer, as the case may be, commits an act of dishonesty or moral turpitude with respect to the Company or its Business, or fraud outside Company Business (as finally determined by a non-appealable order of a court of competent jurisdiction or as determined by a unanimous Board decision without voting privilege from the suspected Manager, if applicable), or (C) as a result of the Manager’s repeated failure to comply with the policies and procedures adopted from time to time by the Company or the terms and conditions of this Agreement and which adversely affect the performance of the Manager’s duties or responsibilities; or (iii) due to the Disability of the Manager or Board Observer, as the case may be.

(g) Resignation. A Manager may resign at any time by giving written notice to that effect to the Board. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by any such resignation or by the death of any Manager or any vacancy for any other reason shall be filled as provided in Section 5.1(e) hereof, and any Manager so elected to fill any such vacancy shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

5.2 Actions by Board.

(a) Action by Meetings.

(i) All meetings of the Board shall be held at the principal office of the Company or at such other place within or outside of the State of Colorado as may be determined by the Board in accordance with this Article V and set forth in the respective notice or waiver of notice of such meeting.

(ii) The annual meeting of the Board shall be held immediately following the annual meeting of the Members as set forth in Article VI. Such annual meeting of the Board shall be conducted in the same manner as provided in this Agreement for special meetings of the Board, except that the purposes of such annual meeting need be enumerated in the notice of such meeting only to the extent required by Law in the case of annual meetings.

(iii) Special meetings of the Board may be called by any Manager upon at least five (5) business days (if the meeting is to be held in person) or three (3) business days (if the meeting is to be held by conference, telephone or similar communications) oral or written notice to the Managers, or upon such shorter notice as may be approved by all of the Managers. Any Manager may waive such notice as to himself or herself. A record shall be maintained of each meeting of the Board. Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meeting.

(iv) Any meeting of the Board may be held in person and/or by means of a conference, telephone or similar communication equipment by means of which all Managers and other persons participating in the meeting can hear each other, and such telephone or similar participation in a meeting shall constitute presence in person at the meeting.

(v) Written or printed notice stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) days before the date of the meeting (except as otherwise provided in clause (iii) above), and may be given telephonically, via facsimile, personally, by mail, by commercial delivery service or electronic mail, by or at the direction of the person calling the meeting, to each Manager and the Board Observer. If given by a means other than United States mail, such notice will be effective only upon receipt by the Manager to whom given during normal business hours on a business day, unless actually received by the Manager during a time other than normal business hours on a business day or on a day other than a business day, in which case notice will be deemed given as of the start of the next business day. If sent by United States mail, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Manager at his or her last known address as it appears on the records of the Company, with postage prepaid. If given telephonically, a confirmation of the telephone call shall be delivered via mail, facsimile or electronic mail at the last address, facsimile number or electronic mail address shown in the records of the Company for the Manager being notified. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(vi) A majority of the Managers shall constitute a quorum for the conduct of business at a meeting of the Board, and a majority of the members of any committee of the Board shall constitute a quorum for the conduct of business at a meeting of such committee. Once a quorum is present at the meeting of the Board or a committee thereof, the subsequent withdrawal from the meeting of any Manager or committee member, as applicable, prior to adjournment, or the refusal of any Manager or committee member, as applicable to vote, shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Board or committee thereof, the Managers or committee members, as applicable, at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of Managers or committee members shall be present.

(vii) At any meeting of the Board or a committee thereof at which a quorum is present, the affirmative vote of a majority of the Managers or committee members, as applicable, shall be the act of the Board or committee, unless the vote of a greater number is required by this Agreement. For purposes of voting of the Board or a committee thereof on each matter to be brought before the Board or such committee for a vote, each Manager or committee member, as applicable, shall have one (1) vote. In the event of a Stalemate, the provisions of Section 5.3 shall apply to resolve the Stalemate.

(viii) Minutes of all meetings of the Board and each committee thereof shall be kept and distributed to each Manager and the Board Observer as soon as reasonably practicable following each meeting. If no objection is raised in writing following receipt of minutes or in any event at the next meeting of the Board or committee, as applicable, then such minutes shall be deemed to be accurate and shall be binding on the Managers or members of the committee, as applicable, and the Company with respect to the matters dealt with therein.

(ix) Any Manager or the Member who elected such Manager may designate in writing an individual to act as the temporary substitute for such Manager at any meeting of the Board which such Manager is unable to attend, and attendance at any meeting of the Board by any such designated individual shall be deemed to constitute attendance at such meeting by the Manager for whom such individual is designated. Any such designated individual who attends a meeting of the Board as a temporary substitute as aforesaid shall have all the powers that the absent Manager has in respect of that meeting and any matters to be acted upon at such meeting.

(b) Actions Without a Meeting and Telephone Meetings. Notwithstanding any provision contained in this Article V, all actions of the Board provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone or other method or device provided that all Managers participating may simultaneously hear each other during the meeting (and any Manager participating through such means will be deemed to be present in person at the meeting). Any such action to be taken by the Board without a meeting shall be effective only if the written consent or consents are in writing, setting forth the action so taken, and are signed by at least one ADA Manager, on behalf of the ADA Managers, and at least one NexGen Manager, on behalf of the NexGen Managers. In the event action is taken by written consent executed by less than all of the Managers, the Managers who did not participate in taking the action shall be given written notice of the action not more than ten (10) days after the taking of the action without a meeting; provided that the failure to give such notice will not invalidate the action so taken. The Board Observer shall be given written notice of all action taken by written consent of the Board not more than five (5) days after the taking of such action; provided that the failure to give such notice will not invalidate the action so taken.

(c) Access to Information. Upon request, the Officers shall supply to a Member or Manager or the Board Observer (i) any information required to be available to the Members under the Act, and (ii) any other information requested by such Member or Manager or the Board Observer regarding the Company or its activities, provided that obtaining the information described in this clause (ii) is not unduly burdensome to the Company. During ordinary business hours, each Member and Manager and their authorized representative shall have access to all books, records and materials in the Company’s offices regarding the Company or its activities.

(d) Limitation on Actions. Nothing contained herein shall be construed as permitting any action to be taken by the Managers unless and until any required approvals of the Members have been obtained pursuant to Section 6.1.

(e) Insurance. The Company shall maintain or cause to be maintained in force at all times, for the protection of the Company, the Managers and the Members to the extent of their insurable interests, such insurance as the Board believes is warranted for the operations being conducted.

5.3 Stalemate. In the event the Managers are unable to agree upon a matter to be decided by the Board (a “Stalemate”), the Managers agree to engage in discussions to attempt in good faith to negotiate a resolution of the matter in question. The meeting to do so shall be held promptly, but in no event later than ten (10) business days after the determination that a Stalemate on an issue has occurred (a “Stalemate Determination”). If the Managers are unable to resolve the Stalemate after reasonable attempts have been made, which shall be no more than thirty (30) days after the date of the Stalemate Determination (unless a longer or shorter time is agreed upon by unanimous consent of the Board), the Board shall utilize the services of the American Arbitration Association (“AAA”), in Denver, Colorado, to appoint an arbitrator to resolve the Stalemate. The Board shall immediately contact the AAA and open a proceeding to appoint a single arbitrator to decide the Stalemate. The arbitrator so appointed shall be chosen by the Managers by mutual agreement from a list of proposed arbitrators designated by the AAA, who have expertise in the area of the Company’s Business, and to the extent feasible, taking into account the specific matter to be determined by the arbitrator. If the Managers cannot agree on an arbitrator by consent within ten (10) business days of receipt of the proposed list of arbitrators, one shall be appointed by the AAA in accordance with its Commercial Rules. The Board and the arbitrator shall meet as soon as practicable after the appointment of the arbitrator, and shall agree on the parameters of the proceeding to decide the Stalemate, with emphasis on a determination being made in as expeditious and cost-effective a manner as possible. Each of the Managers shall be entitled to present relevant information to assist the arbitrator in reaching a decision. The decision of the arbitrator shall be in writing and shall be binding on the Board and the Members. No appeal of such decision shall be taken to a court or other adjudicatory body by any Manager, Member or other Person. All costs and expenses of the arbitration shall be born by the Company.

5.4 Appointment of Committees and Officers.

(a) In the event the Board determines that it is reasonably necessary or appropriate for the conduct of the Business of the Company (including, for example, audit review, compensation recommendations, execution and delivery of contracts or other documents, federal or applicable state income or other tax returns), the Board may appoint a committee of the Managers or an officer or officers (“Officer”) and, if so appointed, such committees and/or Officers shall have such duties and authority as provided by the Board upon such appointment. Committee members and Officers shall serve at the discretion of the Board and may be removed with or without cause upon approval of the Board, subject, however, to the terms and conditions of any applicable employment agreement. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board. Notwithstanding the foregoing, any Officers or committees appointed and acting pursuant to this Section 5.4 shall be subject to the applicable limitations and approval requirements set forth in Sections 5.6 and 6.1.

(b) No third party dealing with the Company shall be required to ascertain whether an Officer is acting in accordance with the provisions of this Agreement. All third parties may rely on a document executed by an Officer as binding on the Company. This Section 5.4(b) shall not apply to third parties who are Affiliates of a Member, Manager or Officer.

5.5 Compensation. The Managers shall be entitled to such compensation as shall be determined by all of the Members from time to time.

5.6 Board Decisions. No Officer, Manager, Member or any other Person shall have the authority to bind or take any action on behalf of the Company with respect to any of the following matters unless such matter, in each case and from time to time, has been approved by the Board:

(a) any Change of Control of the Company, or any sale, lease, license or other Transfer of all or substantially all of the assets or equity, as applicable, of any Subsidiary of the Company or any division or business segment of the Company or any Subsidiary of the Company that would result in proceeds to the Company or such Subsidiary, as applicable, in excess of the Board Decision Threshhold;

(b) the purchase, lease or other acquisition of real property the cost of which exceeds the Board Decision Threshold;

(c) the incurrence of any Indebtedness by the Company (including contractual vendor financing) in any Fiscal Year in an aggregate amount which exceeds the Board Decision Threshold;

(d) the creation of any Lien on any property or assets of the Company other than (i) purchase money security interests and other Liens created or existing at the time of acquisition of an asset, but only to the extent the aggregate Indebtedness of the Company secured by all such purchase money security interests and such other Liens does not exceed at any time the Board Decision Threshold; and (ii) material mans’, mechanics’, contractors’, operators’, tax and similar Liens or charges arising in the ordinary course of business or by operation of law with respect to amounts not yet due and payable;

(e) the providing of any guaranty (or other obligation that, in economic effect, is substantially equivalent to a guaranty) of any amount owed by or any obligation of any Person, but only to the extent the aggregate amount of such guaranty or other obligation exceeds the Board Decision Threshold;

(f) the settlement of any claim against the Company for a settlement in excess of the Board Decision Threshold;

(g) the commencement of any lawsuit, arbitration or other legal action against any Person; provided that a suit or legal action against a Member does not require Board approval unless the purpose of such action is to collect amounts due the Company from the Member or to enforce any right of the Company hereunder; provided further that any Member shall be entitled to bring a suit on behalf of itself, or on behalf of the Company as, or in the nature of, a derivative suit, against another Member;

(h) the Company entering into a business or expanding the business of the Company outside the scope of the Business;

(i) entering into any futures, swap or other hedging arrangements of any type, or financial derivative instruments or agreements of any type where the total potential liability exposure of the Company exceeds the Board Decision Threshold;

(j) the approval of any contract or transaction between the Company and any Member or Manager or their respective Affiliates, or any amendment or modification of any such contract or transaction;

(k) any removal of or designation of a successor to the TMP pursuant to Section 7.3;

(l) the designation, removal or replacement of any Officer pursuant to Section 5.4 and the approval of any compensation of any Officer;

(m) the filing by the Company of any petition for relief under Bankruptcy Law or any other present or future federal or state insolvency, bankruptcy or similar Law;

(n) making any other decision with respect to the Company that specifically requires the approval of the Board or Members pursuant to this Agreement;

(o) issuance or grant, or commitment to issue or grant, to any Person of (i) any additional Units (whether or not as Voting Units) or other security of the Company, (ii) the right to receive or subscribe for Units, or (iii) any security convertible into or exchangeable for Units or other securities of the Company that is not issued and outstanding as of the Effective Date; or

(p) entering into any contract, agreement or other obligation of any nature or duration in which the aggregate financial obligation of the Company exceeds or could potentially exceed the Board Decision Threshold.

5.7 Exculpation; Limitation of Liability. Except as otherwise provided herein or in the other Transaction Documents, and to the maximum extent permitted by the Act, no present or former Manager or Officer, nor any such Manager’s Affiliates, employees, agents or representatives, shall be liable to the Company or to any Member for any good faith act or omission performed or omitted, nor for any errors of judgment, by such Person in its capacity as a Manager or Officer; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence or reckless conduct, intentional misconduct or knowing violation of Law, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected).

5.8 Reliance. In performing his or her duties, each of the Managers and Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profit or Loss of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons or groups: (i) one or more other Managers, Officers or employees of the Company, (ii) any attorney, independent accountant or other Person employed or engaged by the Company, or (iii) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. No individual who is a Manager or an Officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that debt, liability or other obligation arises in contract, tort or otherwise, solely by reason of being a Manager or an Officer or any combination of the foregoing.

ARTICLE VI

MEMBERS; TYPES OF UNITS;

ISSUANCE OF UNITS AND OPTIONS TO PURCHASE UNITS

6.1 Authority and Power. Except as expressly provided in this Section 6.1, it is not intended that the Members will participate in the conduct of the business of the Company or have any power or authority, by reason of their status as a Member, to bind or obligate the Company or to take part in the operations, activities, contracts, decisions or other matters involving the business of the Company. Notwithstanding anything else herein, the Company and each Member holding Class A Units hereby agree not to consummate or permit any Change of Control of the Company to occur prior to *.

(a) General Member Approval. The Company shall not take or permit to be taken any of the following actions without first having obtained the affirmative vote or written consent of all of the Members (including both Class A Members and Class B Members):

(i) effect a Change of Control of the Company; provided, however, that any Change of Control of the Company effected after December 31, 2012 shall require only the vote or consent of the Class A Members;

(ii) act in contravention of or in a manner not authorized by this Agreement;

(iii) liquidate, dissolve or wind up the Company;

(iv) file a voluntary petition or otherwise initiate proceedings to have the Company adjudicated bankrupt or insolvent, or consent to the institution of Bankruptcy or insolvency proceedings against the Company, or file a petition seeking or consenting to reorganization or relief of the Company as debtor under any applicable federal or state Law relating to Bankruptcy, insolvency, or other relief for debtors with respect to the Company, or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Company or of all or any substantial part of the properties and assets of the Company, or make any general assignment for the benefit of creditors of the Company, or admit in writing the inability of the Company to pay its debts generally as they become due or declare or effect a moratorium on the Company debt or take any action in furtherance of any such action;

(v) amend or modify in any way this Agreement or the Articles (other than minor clarification changes that do not result in any adverse consequences to the Class B Members);

(vi) change the purposes of the Company from the purposes stated in Section 2.6;

(vii) issue or grant, or commit to issue or grant, to any Person (i) any additional Units (whether or not as Voting Units) or other securities of the Company, (ii) the right to receive or subscribe for Units, or (iii) any security convertible into or exchangeable for Units or other securities of the Company that is not issued and outstanding as of the Effective Date;

(viii) perform any act that would subject any Member to any liability to which such Member has not consented; or

(ix) change the Accounting Firm or change the certified public accountant appointed to audit the annual financial statements of the Company, other than to one of the big four, in accordance with Section 7.2(c).

(b) GS Approval. In addition to the actions requiring prior Member approval pursuant to Section 6.1(a), for so long as any Class B Units remain outstanding, neither the Company nor any Member shall take or permit to be taken any of the following actions without first having obtained the written consent of all of the Class B Members:

(i) engage in any transaction or series of related transactions with Affiliates of the Company; provided, however, that the Company and its Subsidiaries may continue to perform in accordance with agreements with Affiliates of the Company that are in existence on the Effective Date and described in Schedule 6.11(a);

(ii) consummate a Liquidation Event (other than a transaction or series of related transactions that constitutes a Change of Control of the Company, but to which the Company is not a party) that does not involve payment to the Members holding Class B Units of the entire remaining amount, if any, of the Unrecovered Investment Balance after giving effect to such Liquidation Event;

(iii) settle any material civil litigation or settle any criminal proceeding;

(iv) materially change the business of the Company;

(v) acquire equity or assets of another Person in a transaction or transactions involving, individually or in the aggregate, more than twenty-five percent (25%) of the Distributable Cash for the year in which such acquisition occurs;

(vi) the Company or any Subsidiary of the Company incurring any Indebtedness, other than Indebtedness incurred to the Company or a Subsidiary of the Company, if the Unrecovered Investment Balance at the time of such incurrence (pro forma for any Distributions made out of such Indebtedness) has not been reduced to zero (0) and is greater than the Projected Investment Value;

(vii) sell, lease, license or otherwise Transfer (other than a pledge, grant of security interest, or similar encumbrance in connection with an incurrence of Indebtedness that does not require the written consent of all Class B Members pursuant to clause (vi) above) all or substantially all of the assets or equity, as applicable, of any Subsidiary of the Company or any division or business segment of the Company or any Subsidiary of the Company, except in connection with any monetization transaction in connection with the Business of the Company, and except for transfers of assets from the Company or any Subsidiary of the Company to any Subsidiary of the Company or the Company in connection with the development of Facilities in the ordinary course of the Company’s Business;

(viii) adjust the sharing ratio of any member of any Subsidiary of the Company;

(ix) make, or permit any member of any Subsidiary of the Company to make, a capital contribution to any Subsidiary of the Company, other than capital contributions (1) made pro rata in accordance with the capital accounts of the members of such Subsidiary as of the Effective Date and (2) not in excess of $5,000 per Subsidiary per year for general corporate purposes or the development of Facilities in the ordinary course of the Company’s Business in amounts determined in good faith as reasonably necessary for such development;

(x) amend or modify in any way the operating agreement or articles of organization of any Subsidiary of the Company, but only if such amendment or modification has a negative effect on the economic or voting rights of the Company with respect to such Subsidiary; or

(xi) a NexGen Change of Control on or before December 31, 2012.

(c) Notwithstanding anything else in this Agreement, the Company and its Subsidiaries shall not be prohibited from incurring Indebtedness if the Unrecovered Investment Balance at the time of such incurrence (pro forma for any Distributions to the Members made out of the proceeds of such Indebtedness) has been reduced to zero (0) or is less than or equal to the Projected Investment Value.

6.2 Voting; Approval of the Members. Except as otherwise provided herein, each Member holding Voting Units shall initially be entitled to one vote for each Voting Unit held by such Member on each matter expressly provided by this Agreement to be brought before the Members for a vote, approval or consent. At such time as the Sharing Ratios of the Members holding Voting Units are no longer directly proportional to the portion of Voting Units held by the Members, the Members holding Voting Units shall be entitled to cast that number of votes based on their respective Sharing Ratios, with the total number of votes to be cast equal to one hundred (100), and each Member casting that number of votes equal to their respective Sharing Ratios (including fractional votes), expressed as a percentage.

6.3 Limitation of Liability. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a

Member of the Company, other than such Member’s obligation to make Capital Contributions to the Company pursuant to the terms and conditions hereof. Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as a Member) for debts, liabilities and losses of the Company shall be limited to such Member’s share of the Company’s assets.

6.4 Actions by Members.

(a) Action by Meetings.

(i) All meetings of the Members shall be held at the principal office of the Company or at such other place within or without the State of Colorado as may be determined by the Board in accordance with this Article VI and set forth in the notice or waiver of notice of such meeting. All Members shall be entitled to attend meetings of the Members.

(ii) The annual meeting of the Members shall be held at such time and date as shall be designated by the Chairman, from time to time, and stated in the notice of the meeting. The “Chairman” shall be elected by majority vote of the Members and shall continue in such capacity until a successor is elected; provided that the Chairman may be removed and replaced at any time, with or without cause, by majority vote of the Members. Until otherwise designated, Charlie McNeil shall serve as Chairman. Such annual meeting shall be called in the same manner as provided in this Agreement for special meetings of the Members, except that the purposes of such meeting need be enumerated in the notice of such meeting only to the extent required by Law in the case of annual meetings.

(iii) Special meetings of the Members may be called by the Chairman, the Managers (by vote of a majority) or any Member holding at least ten percent (10%) of the then outstanding Voting Units. Members who own only Non-voting Units or who own less than ten percent (10%) of the then outstanding Voting Units shall not be entitled to call a meeting of the Members. Non-voting Units will not be counted for purposes of determining the ten percent (10%) requirement. Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meeting.

(iv) Written or printed notice stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member. If delivered personally, such notice shall be deemed to be delivered when actually delivered to the recipient, and, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at his address as it appears on the transfer records of the Company, with postage prepaid.

(v) Members holding a majority of the outstanding Voting Units of the Company at the time of the meeting shall constitute a quorum for the purpose of conducting business at the meetings of the Members, except as otherwise provided by Law or the Articles. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of Units shall be present or represented. Except for any matter for which the affirmative vote of the holders of a specified portion of the Units entitled to vote is specifically required by the Act, the Articles or this Agreement, at any meeting of the Members at which a quorum is present, the vote of the Members owning Voting Units entitled to cast a majority of the votes entitled to be cast by all Voting Units represented at the meeting (in person or by proxy) shall be the act of the Members. Members may vote or appear at a meeting of the Members either in person or by written proxy held by and appointing another Member as proxy, provided that the Member holding the proxy is present in person or by telephone. For avoidance of doubt, except as otherwise specifically provided in this Agreement or required by the Act, only Members holding Voting Units shall be entitled to vote on or consent to any item requiring the vote or consent of the Members, and such Members shall be entitled to vote and/or consent only with respect to the Voting Units held by such Members and not with respect to any Non-voting Units held by such Members.

(vi) The Chairman shall make, at least ten (10) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting, or any adjournment of such meeting, arranged in alphabetical order, with the address of, and the Units held by each, Member, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any Member during the whole time of the meeting. However, failure to comply with the requirements of this clause (vi) shall not affect the validity of any action taken at such meeting.

(vii) The Company shall be entitled to treat the holder of record of any Units as the holder in fact of such Units for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Colorado.

(b) Actions Without a Meeting and Telephone Meetings. Notwithstanding any provision contained in this Article VI, all actions of the Members provided for herein may be taken by written consent without a meeting, or any meeting of the Members may be held by means of a conference telephone or other method or device provided that all Members participating may simultaneously hear each other during the meeting (and any Member participating through such means will be deemed to be present in person at the meeting). Any such action to be taken by the Members without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the holder or holders of Units constituting not less than the minimum votes that would be necessary to take such action at a meeting at which the holders of all Units entitled to vote on or consent to the action were present and voted. In the event action is taken by written consent executed by less than all of the Members entitled to vote on such action, the Members who did not participate in taking the action shall be given written notice of the action not more than then (10) days after the taking of the action without a meeting; provided that the failure to give such notice will not invalidate the action so taken.

6.5 Authorized Units; Modification of Units; Issuance of Additional Units; Admission of Additional Members. By amendment to this Agreement, the Members shall determine, from time to time, the number of authorized Units of the Company and the attributes of any such authorized Units. On the date of this Agreement, the Members agree that Exhibit A reflects the number and class of Units authorized, issued and outstanding. Additional Members may be admitted, existing Units may be modified, and additional Units may be issued and/or created only as approved by the Members; provided that the modification of any existing Units that would be adverse to the holders of such Units shall require the prior written approval of a majority of the Units so affected; and provided further that issuance of additional Units is subject to Member approval pursuant to Section 6.1(a). When any such action is so approved and when an additional Member (or Members) is admitted, Exhibits A and B shall be updated to reflect the appropriate information, and as so amended, shall be attached to, and become a part of, this Agreement. The foregoing notwithstanding, no Person shall become a Member, by Transfer of Units to such Person, issuance of Units to such Person or otherwise, until such Person has agreed to be bound by the terms and conditions of this Agreement by either executing a counterpart hereof or executing a joinder to this Agreement, in form and substance acceptable to the Board.

6.6 Preemptive Rights.

(a) Each Member shall have the preemptive right to acquire its pro rata share, based on the number of Units then held by each such Member as compared to the aggregate number of Units then held by all Members on a fully diluted membership interest basis, of any Units or other securities which are proposed to be issued by the Company from and after the Effective Date, on the same terms and conditions set by the Board and as notified pursuant to Section 3.2.

(b) If the Company proposes to issue any Units or other securities, it shall give each Member written notice of its intention to do so, describing the Units or other securities to be issued, the price of such Units or other securities and the terms and conditions upon which the Company proposes to issue the same. Each Member shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Units or other securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and each other Member and stating therein the quantity of Units or other securities to be purchased. The purchase price for all Units or other securities purchased by a Member under this Section 6.6 shall be payable in cash. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Units or other securities to any Member who would cause the Company to be in violation of applicable federal or state securities Laws by virtue of such offer or sale.

(c) If not all of the Members elect to purchase their pro rata share of the Units or other securities to be issued by the Company, then the Company shall promptly notify in writing the Members who do so elect to purchase their pro rata share and shall offer such Members the right to acquire the unsubscribed Units or other securities. Each Member to which such offer is made shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion of the unsubscribed Units or other securities. If the Members fail to exercise in full the preemptive rights provided in this Section 6.6, the Company shall have ninety (90) days following delivery of the notice pursuant to Section 6.6(b) to issue and sell the unsubscribed Units or other securities, at a price and upon terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Members pursuant to Section 6.6(b). If the Company has not sold such Units or other securities within ninety (90) days of delivery of the notice provided pursuant to Section 6.6(b), the Company shall not thereafter issue or sell any Units or other securities without first offering such Units or other securities to the Members as provided in this Section 6.6.

(d) The preemptive rights of each Member under this Section 6.6 may be transferred only to the Persons, and shall be subject to the same restrictions, as any Transfer of Units pursuant to Article IX.

6.7 Rights Attributable to Units. Units created or issued pursuant hereto will have such rights, including voting rights, as approved by the Board. If any Units issued by the Company in accordance herewith have any characteristics which are different from previously issued Units (other than voting rights), such Units shall be described in an amendment or addendum to this Agreement, which shall be approved by the Board and all of the Members.

6.8 Certificates Representing Units. The Board may, at its election and discretion, issue or cause the Company to issue to the Members certificates representing Units. Any certificates representing Units shall bear the following legend:

“THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON             ,            , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT, AS AMENDED, MODIFIED AND/OR RESTATED FROM TIME TO TIME, OF CLEAN COAL SOLUTIONS, LLC (THE “COMPANY”), BY AND AMONG THE COMPANY AND ITS MEMBERS (THE “LLC AGREEMENT”), A COPY OF WHICH SHALL BE FURNISHED BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

To the extent applicable, certificates representing Units may also bear a legend in substantially the following form:

“THE UNITS REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO CERTAIN REDEMPTION RIGHTS, FORFEITURE PROVISIONS, RESTRICTIONS ON TRANSFER, DRAG-ALONG RIGHTS, TAG-ALONG RIGHTS, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LLC AGREEMENT AND/OR A SEPARATE AGREEMENT WITH THE HOLDER, A COPY OF WHICH SHALL BE FURNISHED BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

If a Member holding Units evidenced by a certificate delivers to the Company an opinion of counsel, satisfactory in form and substance to the Board (which opinion requirement may be waived by the Board), that no subsequent Transfer of such Units will require registration under the Securities Act, the Company will promptly upon such contemplated Transfer deliver a new certificate evidencing the Units which does not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 6.8.

6.9 Restrictions on Transfer. No Transfer of Units may be made by any Member except in accordance with and as provided in Article IX and applicable securities Laws.

6.10 Effect of a Non-payment Election by NexGen. Immediately upon the occurrence of a Non-payment Election by NexGen, (i) one (1) of the NexGen Managers shall resign as a Manager and such vacancy shall be filled by ADA, and (ii) NexGen shall be deemed to have resigned as the Tax Matters Partner. Upon a Non-payment Election, Exhibit A and Schedule 5.1(c) shall be immediately amended to reflect the Transfer of Units resulting from the Non-payment Election.

6.11 Compensation and Reimbursement of Members. No Member or Affiliate of a Member will be entitled to compensation or reimbursement for the involvement of its officers, employees, contractors or agents in the business and affairs of the Company except as set forth in this Section 6.11.

(a) Any Member or Affiliate of a Member shall be entitled to reimbursement for (i) the costs of such Member’s or Affiliate’s officers, employees, contractors or agents who, with all required Board and Member approval, are deployed on a dedicated basis (i.e., exclusively or primarily) over a substantial period of time to the business and affairs of the Company (with such time charged to the Company pro rata based on the officer’s, employee’s, contractor’s or agent’s actual compensation and the portion of such Person’s time devoted to the business and affairs of the Company), and (ii) direct out-of-pocket expenses, including travel expenses and similar incidental expenses (but excluding the costs of salary, benefits and other overhead), incurred by such Member or Affiliate or any officer, employee, contractor or agent thereof in direct pursuit of the Company’s business objectives. For avoidance of doubt, and not as a limitation on the right to reimbursement with respect to any other arrangement, the Members and their Affiliates shall be entitled to reimbursement under this Section 6.11(a) for those arrangements set forth on Schedule 6.11(a). All such arrangements contemplated by this Section 6.11(a) shall be on terms comparable to those that would be expected to be obtained by the Company for similar services in an arms’ length transaction with a non-Affiliate of the Company.

(b) Any Member or Affiliate of a Member shall be entitled to recover a reasonable allocation or charge from the Company, as determined by the Board, for any administrative services provided by such Member or Affiliate for the benefit of the Company that are of the type and character of the services set forth on Schedule 6.11(a). All such arrangements contemplated by this Section 6.11(b) shall be on terms comparable to those that would be expected to be obtained by the Company for similar services in an arms’ length transaction with a non-Affiliate of the Company.

(c) If any Affiliate of a Member is, with all required Board and Member approval, engaged by the Company to provide services to the Company, then, so long as such services are provided to the Company on terms at least as favorable to the Company as those that could reasonably be expected to have been obtained in an arms’ length transaction with a non-Affiliate, such Affiliate shall be entitled to receive reasonable and customary fees or other compensation from the Company as consideration for the services actually provided by such Affiliate, subject to any terms and conditions of such engagement approved by the Board and Members, and provided that such services are of the type and character of the services set forth on Schedule 6.11(a).

6.12 Force Majeure. If any party hereto is prevented or delayed in the performance of any of its obligations under this Agreement by Force Majeure and if such party gives written notice thereof to the other parties hereto within twenty (20) days of the first day of such event specifying the matters constituting Force Majeure, together with such evidence as it reasonably can give, then the party so prevented or delayed will be excused from the performance or punctual performance, as the case may be, as from the date of such notice for so long as such Force Majeure continues; provided, however, that Force Majeure shall not relieve any party of the obligation to make any payments required hereunder unless normal banking transactions are not available.

ARTICLE VII

RECORDS, FINANCIAL STATEMENTS, TAX MATTERS, AND FISCAL YEAR

7.1 Records. The Board shall cause to be kept accurate and complete books of account of the Company wherein shall be recorded all of the contributions to the capital of the Company and all of the transactions of the Company. All Company books and records shall be kept at the principal place of business of the Company, or at such other place as determined by the Board from time to time, and each Member and its authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy such books and records.

7.2 Financial Statements.

(a) Monthly Financial Statements. On or before the thirtieth (30th) day following the end of each month, the Board (or a designated Officer) shall prepare or cause the Company’s bookkeeper or accountant to prepare, and deliver to the Board and the Members, financial statements as of the end of the preceding month, consisting of the following statements: (i) balance sheet; (ii) statement of operations (profit and loss); and (iii) statement of cash flows. The profit and loss and cash flow statements shall include cumulative figures for the year to date. Such financial statements shall be prepared in accordance with GAAP, except that such financial statements may not contain all footnotes required by GAAP and may be subject to normal year-end audit adjustments. In addition, the Board (or a designated Officer) shall prepare and provide the Members with a monthly and year-to-date statement showing actual versus budgeted expenditures by categories, prepared in a manner consistent with any written budget approved by the Board.

(b) Annual Financial Statements. On or before the forty fifth (45th) day following the end each Fiscal Year, the Board (or a designated Officer) shall prepare or cause the Company’s bookkeeper or accountant to prepare, and deliver annual financial statements (in draft form) to the Members as of the end of the preceding Fiscal Year and for the entire Fiscal Year then ended, consisting of the following statements: (i) balance sheet; (ii) statement of operations (profit and loss); (iii) statement of cash flows; and (iv) statement of Capital Accounts for each Member. Such balance sheets, statements of operations (profit and loss) and statements of cash flows shall be prepared in accordance with GAAP, except that such balance sheets, statements of operations (profit and loss) and statements of cash flows may be subject to normal year-end audit adjustments. The Members shall review such draft financial statements and shall tender any comments thereto to the Board, who shall then finalize the statements so that they may be submitted for audit.

(c) Audit. The Company shall cause the annual financial statements of the Company to be audited by Clifton Gunderson LP. The expense of any such audit shall be borne by the Company.

7.3 Tax Matters.

(a) Tax Returns and Information.

(i) The Board shall engage Clifton Gunderson LP or one of the big four accounting firms (“Accounting Firm”) to prepare all Tax and information returns, including a Schedule K-1 for each Member showing the amount of Company income, gain, loss, deduction or credit allocated or charged to such Member pursuant to Article IV of this Agreement and the amount of any Distributions made to such Member during such Fiscal Year, and other Tax filings required to be filed by the Company with the appropriate taxing authorities. Each Member shall furnish to the Company within ten (10) days after the date requested all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. Final drafts of all material income tax returns will be provided to GS for review and comment no later than sixty (60) days prior to the due date for filing such return (including extensions). GS shall provide comments within thirty (30) days of receipt of the final draft. Accounting Firm shall file all Tax returns, provided that all Tax returns and filings subject to GS review shall not be filed without the prior written consent of GS, such consent not to be unreasonably withheld or delayed. In the event that GS does not consent to a Tax return or filing, as soon as reasonably practicable following GS’s notice thereof to the Board, but in no event more than five (5) days following such notice, the Board and GS shall designate a nationally recognized accounting firm (other than the Accounting Firm) mutually agreeable to the Board and GS (“Third Party Accountant”), and the Board shall provide the Third Party Accountant with all supporting documentation underlying the subject matter of the dispute. Third Party Accountant shall, as soon as reasonably practicable but in no event longer than fifteen (15) days following receipt of such documentation, render a written report specifying the tax treatment of the disputed matter, which shall be binding on the parties hereto. In the event a Third Party Accountant is designated pursuant to this Section 7.3(a)(i), the costs, expenses and fees of such Third Party Accountant shall be borne and paid solely by GS.

(ii) The Company shall use reasonable efforts to deliver all Tax returns and schedules to the Members within thirty-five (35) days after audited financial statements of the Company are available for such Fiscal Year; provided, however, that draft Schedule K-1, and any similar schedules or other information requested by GS for the preparation of its Tax returns or financial statements, including state apportionment information, shall be provided to GS within sixty (60) days after the end of the Company’s Fiscal Year.

(iii) Each Member will report its distributive share of Company items of income, gain, loss deduction and credit on its separate Tax returns in a manner consistent with the reporting of such items to it by the Company.

(iv) The Company shall bear the costs of the preparation and filing of Tax returns, except for any expenses relating to a Third Party Accountant, which shall be borne by GS pursuant to Section 7.3(a)(i).

(b) Tax Elections. The Company shall make the following elections on the appropriate forms or tax returns:

(i) to adopt the Fiscal Year as the Company’s fiscal year;

(ii) to adopt the accrual method of accounting and to keep the Company’s books and records on the U.S. federal income tax method;

(iii) if there is a distribution of Company property as described in Code Section 734 or a transfer of Units as described in Code Section 743, upon request by notice from any Member, to elect, pursuant to Code Section 754, to adjust the basis of Company property; and

(iv) any other election the Board may deem appropriate and in the best interests of the Members.

(c) Tax Matters Partner; Audits.

(i) The “Tax Matters Partner” (“TMP”) of the Company pursuant to Code Section 6231(a)(7) shall be a Member designated from time to time by the Members. NexGen is hereby designated as the initial TMP. The TMP shall take such action as may be necessary to cause to the extent possible each other Member to become a notice partner within the meaning of Code Section 6231(a)(8). The TMP shall inform each other Member of all significant matters, including any pending or threatened audit or other proceeding, that may come to its attention in its capacity as Tax Matters Member by giving notice and a reasonably detailed account thereof on or before the fifth day after becoming aware thereof and, within that five-day time period, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member owning at least ten percent (10%) of the Units may, at its election and at its cost and expense, participate in any audit or other proceeding.

(ii) The TMP shall take no action without the authorization of the Board, other than such action as may be required by Law. The TMP shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of each Member. The TMP shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within ninety (90) days from the date of the settlement.

(iii) Any Member intending to file a petition under Code Sections 6226 or 6228 or other Code section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the TMP is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(iv) No Member shall file a notice of inconsistent treatment under Code Section 6222(b).

(v) In the event the Company has been dissolved and wound up, or is otherwise unable to fund expenses incurred in a proceeding concerning tax matters, each Member shall be responsible for its pro-rata share of any and all amounts reasonably incurred by the Tax Matters Partner in any such proceeding, based on the number of Units then held by a Member as compared to the aggregate number of Units then held by all Members on a fully diluted membership interest basis. The Members (or former members, in the case where the Company has been dissolved and wound up) shall immediately pay such amounts upon request of the Tax Matters Partner.

(d) Prohibited Transactions. The Company shall not participate in any transaction that is substantially similar to a “listed transaction” under Section 6011 of the Code and the Treasury Regulations thereunder, or any transaction requiring disclosure under Treasury Regulation Section 1.6011-4.

7.4 Bank Accounts. The Managers shall open and maintain a bank account or accounts in the name of the Company in a commercial bank or banks, which bank or banks shall be insured by an agency of the United States government, as determined by the Board in which shall be deposited all funds of the Company. The Managers shall designate one or more Persons to have the authority to disburse funds from such accounts for the Company purposes specified in this Agreement. There shall not be deposited in any such accounts any funds other than funds belonging to the Company and no other funds shall in any way be commingled with such Company funds. The Company may invest such funds, as it deems appropriate, in short-term certificates of deposit, government obligations or prime grade commercial paper.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

8.1 Dissolution.

(a) The Company shall be dissolved upon the earliest to occur of any of the following events:

(i) the sale or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, and, if any deferred payment is received in connection with such sale or other disposition, the receipt of the final installment or other deferred payment from such sale or other disposition;

(ii) the unanimous consent of the Members;

(iii) the judicial dissolution of the Company pursuant to the Act; or

(iv) the termination, dissolution, death, permanent disability or Bankruptcy of any of the Members. Upon the occurrence of any event described in this Section 8.1(a)(iv), the Members holding Voting Units (excluding, for this purpose, the Units held by the Member with respect to which the event has occurred) may, within ninety (90) days after such event, elect to continue the business of the Company. If the business of the Company is continued pursuant to this Section 8.1(a)(iv), the Member with respect to whom the event occurred shall retain and be entitled to its share of the profits, losses and distributions of the Company to the same extent as though held by the Member, except that the successor to or representative of said Member shall be a Non-voting Member from and after the occurrence of the event.

8.2 Liquidation.

(a) Except as otherwise provided herein, upon the dissolution of the Company, no further business shall be conducted by the Company except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets to the Members pursuant to the provisions of this Section 8.2. The Members shall appoint a Person (who may, but need not, be a Member) to act as liquidating trustee who shall have full authority to wind up the affairs of the Company and to make final distribution of the Company’s assets as provided herein. The liquidating trustee may sell all of the assets of the Company, at the best price available, or distribute all or part of the Company’s assets in kind; provided that, any such sale shall be made only with ten (10) days advance written notice to the Members. Any gain or loss resulting from the sale of Company property shall be allocated to the Capital Accounts in accordance with the provisions of Article IV. Any distributions in kind to the Members shall be valued at the fair market value thereof, as reasonably determined by the liquidating trustee, and the Capital Accounts of the Members shall be adjusted to reflect the income or loss that would be allocated to such Members in accordance with the provisions of Article IV in the same manner as if the item(s) of property were sold for an amount equal to the fair market value as so determined.

(b) Upon the liquidation of the Company, all of the assets of the Company shall be applied and distributed by the liquidating trustee in the following order:

(i) to the creditors of the Company, other than Members;

(ii) to setting up reserves which the liquidating trustee may deem necessary for contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the operations of the Company or its liquidation;

(iii) to the Members with respect to any loans or advances (including accrued and unpaid interest thereon) made by the Members to the Company; and

(iv) to the Members in accordance with their positive Capital Account Balances.

(c) The liquidating trustee shall comply with any requirements of the Act and other applicable Law, except as modified by this Agreement, pertaining to the winding up of a limited liability company formed under the Act, at which time the Company shall stand liquidated.

(d) No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

8.3 Compliance with the Act. Upon the dissolution of the Company, the liquidating trustee shall cause to be prepared and filed, and the Members shall consent to and execute, where appropriate, such documents as my be necessary or appropriate to comply with the relevant provisions of the Act, including filing a statement of dissolution.

ARTICLE IX

TRANSFERS OF UNITS; PURCHASE AND SALE RIGHTS; REDEMPTION

9.1 Permitted Transfers. Except in compliance with this Article IX, no Member may Transfer any Unit or any portion of a Unit. Any attempted Transfer of a Unit or Units, or any rights appurtenant thereto or portion thereof, other than in compliance with this Article IX shall be void and of no effect. The permitted Transfer (“Permitted Transfer”) by a Member shall mean only the following, and only a Person to whom a Permitted Transfer is made pursuant hereto shall be a “Permitted Transferee”: (a) a direct or indirect Transfer of Units by a Member to a subsidiary or Affiliate of such Member; (b) a Transfer by a Member holding Class A Units to another Member holding Class A Units (including a Transfer back to ADA from NexGen under the NexGen Purchase Agreement), or a Transfer by a Member holding Class B Units to another Member holding Class B Units; (c) subject to Section 9.3(a), any Transfer by a Member of Units to any other Person that occurs after December 31, 2012; (d) a Transfer by a Member to any other Person in connection with a change-of-control transaction to which such Member is a party; (e) any Transfer by any Member pursuant to a Drag-Along Sale or a Tag-Along Sale in accordance with this Agreement; or (f) any other direct or indirect Transfer approved by each of the Members; provided, that, the Members will not unreasonably withhold, delay or condition their approval for such a Transfer in the event the Transfer (i) does not change the control of the Units proposed to be Transferred from the Person designated as a Member on the Effective Date (if the Transfer is to an entity owned or Controlled by said Member), (ii) the Transferee of the Transferring Member executes a counterpart of this Agreement, or a joinder to this Agreement in form and substance acceptable to the Board, agreeing to be bound by the terms hereof in addition to any additional restrictions on further Transfers of the Units said new Member has received, and (iii) the proposed Transfer would not constitute a Change of Control of the Company.

9.2 Purchase Right Upon Attempted Transfer. In the event a Member or group of Members (the “Proposed Transferor”) attempts to Transfer any Units other than pursuant to a Permitted Transfer (including a Transfer to the separate property of a Person not named as a Member upon a Transfer to a trustee in bankruptcy or a transfer upon the dissolution of a Member to a Person who is not a Member), such Units (the “Option Units”) and the Proposed Transferor shall be subject to this Section 9.2. Notwithstanding anything else in this Section 9.2, if any Transfer of Units that would otherwise be subject to this Section 9.2 has been approved by the Members as a Change of Control of the Company pursuant to Section 6.1(a)(i), such Transfer will not be subject to this Section 9.2.

(a) Company Option to Redeem. The Company shall first have the right to elect to redeem all or a portion of the Option Units (subject to applicable Law or restrictions regarding such redemption) during the period (the “Company Option Period”) beginning on the day on which the Company received actual notice in writing of the attempted Transfer (the “Transfer Notice”) and ending on the later of (i) forty-five (45) days after the Transfer Notice and (ii) thirty (30) days after receipt of the Appraised Value from the Appraiser (as provided in Section 9.2(d)). If the Company does not elect to redeem any or all of the Option Units, the

Company shall provide notice of the same to the Members other than the Proposed Transferor (the “Non-transferring Members”) no later than five (5) days following the earlier to occur of (x) the Company’s determination that it will not elect to redeem all or any portion of the Option Units and (y) the end of the Company Option Period, and such notice shall specify the number of Options Units not redeemed by the Company.

(b) Member Option to Purchase. In the event the Company elects not to redeem any or all of the Option Units as provided in Section 9.2(a), the Non-transferring Members shall have the right to elect to purchase all or any portion of that portion of the Option Units not redeemed by the Company during the period (the “Member Option Period”) beginning on the earlier to occur of (i) the date on which the Company gives the Non-transferring Members written notice that it does not intend to exercise its option to redeem the Option Units and (ii) the end of the Company Option Period, and ending sixty (60) days thereafter. Notwithstanding anything in this Section 9.2, a Member that holds no Class A Units prior to an attempted Transfer subject to this Section 9.2 shall not have the option to purchase any Option Units that are Class A Units pursuant to this Section 9.2(b).

(c) Notice. The option to purchase or redeem provided in this Section 9.2 shall be exercised by the Company and/or the Non-transferring Members, as the case may be, by written notice to the Person who owns or controls the Option Units delivered on or before the end of the Company Option Period or Member Option Period, as applicable. In the event more than one (1) Non-transferring Member desires to purchase Option Units entitled to be purchased by the Non-transferring Members (the “Purchasing Members”), if the Purchasing Members cannot agree on the number of Option Units each will purchase, each Purchasing Member shall have the right to purchase the percentage of Option Units to be purchased by all Purchasing Members pro rata based upon their respective Sharing Ratios.

(d) Appraised Value; Appraisers. The value per Option Unit shall be determined by either (i) agreement of the Proposed Transferor and the Company, in the case of Section 9.2(a), or the Proposed Transferor and the Purchasing Members, in the case of Section 9.2(b), or (ii) if no agreement can be reached under the applicable portion of Section 9.2(d)(i), in the case of either Section 9.2(a) or Section 9.2(b), by an Appraiser determining the Appraised Value. The “Appraised Value” shall mean the fair market value of the Option Units, taking into account any lack of liquidity of the Option Units, the financial and business condition of the Company and such other factors an Appraiser may take into account in determining fair market value of the Option Units, excluding any lack-of-control or minority status in determining the value of the Option Units. Any “Appraiser” shall be appointed upon approval of the Company, the Purchasing Members and the Proposed Transferor, as applicable, and compensated by such parties and shall be qualified to appraise the Option Units. The Appraiser shall give written notice of the Appraised Value to the Proposed Transferor and the Purchasing Members or the Company, as applicable. The purchase price for each Option Unit shall be as agreed by the appropriate parties, in the case of Section 9.2(d)(i), or the Appraised Value per Option Unit, in the case of Section 9.2(d)(ii) (the “Purchase Price”).

(e) Closing. The closing of the redemption or purchase and sale of the Option Units, whether pursuant to Section 9.2(a) or Section 9.2(b), shall occur within thirty (30) days following the determination of the Purchase Price in accordance with Section 9.2(d). At such closing the Proposed Transferor shall deliver the Option Units to the Company and/or the Purchasing Members, as the case may be, free and clear of any and all Liens (except this Agreement) pursuant to such instrument or instruments as may be necessary or appropriate for such purpose, and the Company and/or the Purchasing Members, as applicable, shall pay to the Proposed Transferor the Purchase Price with respect to the Options Units redeemed or purchased, as applicable, by such Person.

(f) Unredeemed and Unpurchased Option Units. In the event that this Section 9.2 applies to an attempted Transfer and not all of the Option Units subject thereto are elected to be redeemed by the Company pursuant to Section 9.2(a) or purchased by the other Members pursuant to Section 9.2(b), the Proposed Transferor shall thereafter, without again complying with this Article IX, have the right to Transfer all (but not less than all) of such unredeemed and unpurchased Option Units, on the same terms as in the Proposed Transfer, within sixty (60) days of the end of the Member Option Period, subject to the requirements of Section 9.3 and/or Section 9.4, if applicable.

9.3 Tag-Along Rights.

(a) Tag-Along Units. In the event (i) Section 9.2 applies to an attempted Transfer and not all of the Option Units subject thereto are elected to be redeemed by the Company pursuant to Section 9.2(a) or purchased by the other Members pursuant to Section 9.2(b), (ii) all such unredeemed and unpurchased Option Units constitute, in the aggregate, at least fifty (50%) of all Units then held by all Members, and (iii) all Board and Member approvals or consents required by this Agreement in connection with such attempted Transfer have been obtained, all such unredeemed and unpurchased Option Units (the “Tag-Along Units”) shall be subject to this Section 9.3; provided that, notwithstanding Section 9.1(c), the Tag-Along Right shall apply to any Transfer of Class A Units that would otherwise be subject to this Section 9.3 regardless of the time of such Transfer. In addition, the provisions of this Section 9.3 shall apply to any Liquidation Event specified in clause (2) of Section 4.5(c)(i), in which case GS shall be entitled to participate in the Transfer constituting such Liquidation Event on the terms and conditions set forth in this Section 9.3.

(b) Tag-Along Right. Each Member other than the Proposed Transferor (each, a “Tag-Along Member”) may elect to exercise the Tag-Along Right set forth in this Section 9.3 and participate in any attempted Transfer of Tag-Along Units in accordance with this Section 9.3. As used in this Section 9.3, “Tag-Along Transferor” means the Proposed Transferor and “Tag-Along Sale” means the attempted Transfer of Tag-Along Units. Each Tag-Along Member shall have a right (a “Tag-Along Right”) to sell such Tag-Along Member’s pro rata share of the Tag-Along Units, which pro rata share shall be based on the number of Units then held by such Tag-Along Member as compared to the aggregate number of Units then held by all Tag-Along Members and the Tag-Along Transferor on a fully diluted membership interest basis; provided, that, with respect to the “Tag-Along Right” in connection with a Liquidation Event specified in clause (2) of Section 4.5(c)(i) that occurs prior to January 1, 2013, GS shall have the right to sell a number of Units equal to the total number of Units being Transferred in such Liquidation Event (to the extent GS actually holds such number of Units), and such right will be deemed GS’s Tag-Along Right for purposes of this Section 9.3.

(c) Notice. In the event a Tag-Along Transferor proposes to make a Tag-Along Sale, the Tag-Along Transferor shall notify each Tag-Along Member (such notice, a “Sale Notice”) at least twenty (20) days prior to the date of such Tag-Along Sale. Each Sale Notice shall set forth (i) a description of the Tag-Along Units to be Transferred in such Tag-Along Sale, (ii) the identity of the Transferee in such Tag-Along Sale, and (iii) the proposed amount and form of consideration and the other material terms and conditions of such Tag-Along Sale being offered by the Transferee in such Tag-Along Sale, and, if any portion of the consideration to be paid is other than cash, all material information in the Tag-Along Transferor’s possession regarding such non-cash consideration (collectively, the “Third Party Terms”).

(d) Consideration. The Third Party Terms applicable to Class A Units Transferred by the Tag-Along Member pursuant to this Section 9.3 shall be the same as the terms and conditions applicable to any Class A Units Transferred by the Tag-Along Transferor in the Tag-Along Sale, and the Third Party Terms applicable to Class B Units Transferred by the Tag-Along Member pursuant to this Section 9.3 shall be the same as the terms and conditions applicable to any Class B Units Transferred by the Tag-Along Transferor in the Tag-Along Sale; provided, however, the Third Party Terms with respect to any Class A Units Transferred in a Tag-Along Sale may differ from the Third Party Terms with respect to any Class B Units Transferred in such Tag-Along Sale based solely on differences in the fair market value between the Class A Units and the Class B Units. The aggregate purchase price paid for the Class A Units or Class B Units, as applicable, in connection with a Tag-Along Sale will be allocated among Members Transferring Class A Units or Class B Units, as applicable, in such Tag-Along Sale pro rata based on the number of Class A Units or Class B Units, as applicable, being Transferred by a Member as compared to the aggregate number of Class A Units or Class B Units, as applicable, being Transferred by all Members in such Tag-Along Sale. Nothing in this Section 9.3 shall affect the right of GS to receive any Make-Whole Payment to which it becomes entitled pursuant to Section 4.5(c)(i), and receipt by GS of any such Make-Whole Payment shall in no way affect the amount of proceeds to which GS is entitled pursuant to this Section 9.3(d). All proceeds received (and any Make-Whole Payment) received by a holder of Class B Units in respect of the Class B Units Transferred by such holder in a Tag-Along Sale shall be treated as a Distribution to such holder of Class B Units for all purposes of this Agreement (including reducing the Unrecovered Investment Balance).

(e) Exercise of Right. A Tag-Along Right may be exercised by a Tag-Along Member by delivery of a written notice to the Tag-Along Transferor (a “Tag-Along Notice”) within ten (10) days following receipt of the Sale Notice from the Tag-Along Transferor. The Tag-Along Notice shall state the Class A Units and/or Class B Units held by the Tag-Along Member that such Tag-Along Member proposes to include in such Tag-Along Sale and include an offer to sell such Class A Units and/or Class B Units held by the Tag-Along Member on the terms and conditions specified in the Sale Notice. In the event that one or more Tag-Along Members deliver a Tag-Along Notice within such ten (10) day period following receipt of the Sale Notice, then the Tag-Along Transferor shall be prohibited from selling any of the Tag-Along Units to the proposed Transferee in such Tag-Along Sale unless the Tag-Along Transferor procures that such Transferee (or its designee) also purchases the applicable Class A Units and/or Class B Units held by the participating Tag-Along Member(s) on the Third Party Terms applicable to such Units. In the event that no Tag-Along Member delivers a Tag-Along Notice within such ten (10) day period following receipt of the Sale Notice, the Tag-Along Transferor shall thereafter, without again complying with this Article IX, have the right to sell all (but not less than all) of the Tag-Along Units to the Transferee within sixty (60) days of the date of the Sale Notice for a purchase price and on other terms and conditions that, on the whole, are no more favorable to the Tag-Along Transferor than the Third Party Terms specified in the Sale Notice.

(f) Closing. At the closing of any Tag-Along Sale, the Transferee in such Tag-Along Sale shall remit to each Tag-Along Member the consideration, not including any Make-Whole Payment to which GS may be entitled in connection with such Tag-Along Sale (which shall be the sole responsibility of the Company), for the Class A Units and/or Class B Units, as applicable, of the Tag-Along Member Transferred in such Tag-Along Sale (less any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; provided, however, that such escrow or hold back is pro rata among all Members Transferring Class A Units and/or Class B Units, as applicable, based on the proceeds received by the Member as a result of the Tag-Along Sale as compared to the aggregate proceeds received by all Members as a result of the Tag-Along Sale) in exchange for the delivery by the Tag-Along Member of certificates (if any) or other evidence of ownership representing such Class A Units and/or Class B Units, as applicable, with instruments of transfer as may be reasonably requested by the Transferee in such Tag-Along Sale, and compliance by the Tag-Along Member with any other conditions to closing applicable to the Tag-Along Transferor Transferring Tag-Along Units in such Tag-Along Sale; and provided, further, that the Tag-Along Member shall not be required to bear more than its pro rata share of all liabilities of the Members Transferring Class A Units and/or Class B Units in such Tag-Along Sale (based on the proceeds received by the Member as a result of the Tag-Along Sale as compared to the aggregate proceeds received by all Members as a result of the Tag-Along Sale) for the representations, warranties and other obligations incurred in connection with the Tag-Along Sale (other than with respect to representations and warranties relating to the ownership of the Tag-Along Member’s Units, or otherwise relating solely to the Tag-Along Member). The consideration paid by the Transferee in a Tag-Along Sale to the Tag-Along Member pursuant to this Section 9.3 shall be in the same form and have the same rights as the consideration paid by such Transferee to the Tag-Along Transferor with respect to Units of the same class. All reasonable fees and expenses incurred by the Tag-Along Transferor (including in respect of financial advisors, accountants and counsel to the Tag-Along Transferor) in connection with a Transfer pursuant to this Section 9.3 shall be shared by the Tag-Along Transferor and the Tag-Along Members pro rata in proportion to the consideration received by such Members as a result of the Tag-Along Sale; provided that any Make-Whole Payment received by GS in connection with such Tag-Along Sale shall not be included for purposes of calculating such pro rata share.

(g) *

9.4 Drag-Along Rights.

(a) Approval. After receiving any Board and Member approvals required by this Agreement and complying with Section 9.2, if any Member or group of Members who hold, in the aggregate, at least fifty percent (50%) of the Units then held by all Members propose to Transfer all but not less than all of their Units to a third party that is not an Affiliate of the Company or any Member (including by way of any consolidation, conversion, merger or other business combination involving the Company in which equity interests in the Company are exchanged for or converted into cash, securities of another Person or other property) (any such Transfer, a “Drag-Along Sale”), each of the Members will take all such actions with respect to the Drag-Along Sale as shall be reasonably directed by the Board, including: (i) approving, consenting to and raising no objections to such Drag-Along Sale, (ii) selling such Member’s Units or other securities in the Company in such Drag-Along Sale; (iii) making customary representations, warranties and indemnifications in respect of such Member’s title to any Units or other securities being Transferred, authority to participate in such Drag-Along Sale and other matters customarily addressed in similar transactions by selling Members; and (iv) participating in any escrow arrangements or similar arrangements, provided, in each case, that each Member is treated the same as all other Members similarly situated. *.

(b) Notice. In connection with any Drag-Along Sale, the Member or Members determining to undertake such Drag-Along Sale shall provide the Company and the other Members with a notice stating that such Member or Members have determined to undertake a Drag-Along Sale and summarizing in reasonable detail the material terms upon which the Drag-Along Sale will be made. Such notice shall be delivered at least twenty (20) days before the Member or Members providing such notice enter into any definitive agreement regarding such Drag-Along Sale.

(c) Conditions to Drag-Along Sale. Notwithstanding anything herein to the contrary, the obligations of the Members pursuant to this Section 9.4 are subject to the satisfaction of the following conditions:

(i) All Members shall be entitled (and required) to participate and sell their respective Units or other securities of the Company in such Drag-Along Sale on a ratable basis with all other Members and on the same terms and conditions.

(ii) The Company shall bear the reasonable, documented costs incurred by the Company and the Members in connection with any Drag-Along Sale unless otherwise agreed by the Company and the Transferee in such Drag-Along Sale, in which case no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale (excluding reasonable expenditures for postage, copies and the like), and no Member shall be obligated to pay more than its pro rata share (based upon proceeds received in the Drag-Along Sale (the “Drag-Along Proceeds”)) of reasonable expenses incurred in connection with such Drag-Along Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the Transferee in such Drag-Along Sale, it being understood that costs incurred by or on behalf of a Member for such Member’s sole benefit will not be considered costs of the Drag-Along Sale under this Section 9.4, and will be paid for solely by such Member incurring such costs.

(iii) Subject to the allocation and distribution of Drag-Along Proceeds in accordance with Article IV, no Member shall be liable for any amount in excess of such Member’s pro rata share of any indemnification obligation (based on Drag-Along Proceeds or, if not sufficient, total proceeds) in excess of any amounts placed in escrow, and all liabilities of each Member in excess of any amounts placed in escrow shall be several liabilities and not joint and several and be capped at the total proceeds actually received by such Member in the Drag-Along Sale.

(iv) The Drag-Along Proceeds (inclusive of escrowed amounts, but excluding amounts that are any portion of the purchase price attributable to the assumption of any obligations or liabilities of the Company by Transferee in the Drag-Along Sale) shall be distributed to the Members in accordance with the relative rights and preferences in respect of Units held by them, as provided in Article IV and 8.2.

(v) Except for the limited indemnification obligations permitted by this Section 9.4 in the Drag-Along Sale, no Member is subject to any covenants that survive the closing of the Drag-Along Sale.

(vi) All Drag-Along Proceeds and other consideration received by a holder of Class B Units in respect of the Class B Units Transferred by such holder in a Drag-Along Sale (inclusive of escrowed amounts, but excluding amounts that are any portion of the purchase price attributable to the assumption of any obligations or liabilities of the Company by Transferee in the Drag-Along Sale) shall be treated as a Distribution to such holder of Class B Units for all purposes of this Agreement (including reducing the Unrecovered Investment Balance).

(d) Indemnification. Subject to Sections 4.5 and 9.4(c)(iii), each Member shall be severally obligated to join to the extent of their pro rata share (based on Drag-Along Proceeds and based on the Distribution thereof in accordance with the priorities established under Article IV) in any indemnification or other obligation the Board has approved in connection with such Drag-Along Sale (other than any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of securities being sold); provided, however, that, any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Members (in proportion to the relative Drag-Along Proceeds to be received by each Member); and provided further that such indemnification or other obligation shall be capped at the total proceeds actually received by such Member in the Drag-Along Sale. Each Member shall enter into any indemnification or contribution agreement reasonably requested by the Board to ensure compliance with this Section 9.4(d).

(e) Impact on Excluded Members. Notwithstanding anything to the contrary in this Section 9.4, if the consideration proposed to be paid to a Member in a Drag-Along Sale includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each Excluded Member participating in the Drag-Along Sale may be required, at the request and election of the Board, to (i) at the cost of Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Excluded Member or (ii) agree to accept cash in lieu of any securities such Excluded Member would otherwise receive in an amount equal to the fair market value of such securities, as determined by the Board in its reasonable judgment.

9.5 Redemption. On or after the earliest to occur of (i) a breach by the Company of any material provision of the Purchase Agreement or the Organizational Documents that has not been cured within thirty (30) days of the Company’s receipt of written notice thereof, or such longer period during which the Company is diligently working to cure such breach but in no event longer than forty-five (45) days following the Company’s receipt of such written notice, and that results in actual damages or loss of value to the Member(s) holding Class B Units of at least $10,000,000 in the aggregate (without regard to any limitations on the types of damages for which indemnification is available pursuant to the Purchase Agreement), and (ii) the ten (10) year anniversary of the date the last Facility owned by the Company or any Subsidiary is deemed to be placed in service (but in no event later than December 31, 2021), GS may elect, in its sole discretion, by written notice to the Company (a “Redemption Notice”) for the Company to redeem all, but not less than all, of the Class B Units then held by GS (a “Redemption”). With respect to any Redemption, the Company shall pay to GS in consideration for the Class B Units so redeemed, within one hundred eighty (180) days of the Company’s receipt of the Redemption Notice related to such Redemption, an amount equal to the Unrecovered Investment Balance as of the date of such Redemption. The redemption rights under this Section 9.5 may be transferred only to Permitted Transferees in accordance with Section 9.1, and, for avoidance of doubt, the redemption rights provided under this Section 9.5 shall terminate and no longer be available to GS on the date that the Unrecovered Investment Balance is reduced to zero (0).

ARTICLE X

INDEMNIFICATION

10.1 Indemnification by Company.

(a) In General. Subject to the limitations and conditions of the Act and this Article X, the Company shall indemnify, defend, save and hold harmless each Person who was or is made a party or is threatened to be made a party to or is involved in, including as a witness or other participant, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of whom he, she or it is the legal representative, is or was a Manager, Officer or Member, or a member, manager, partner, shareholder, officer, employee, agent, attorney or Affiliate thereof, or is or was serving at the request of the Company as a manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar position of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against judgments, penalties (including excise and similar taxes and punitive damages), losses, claims, liabilities, fines, damages, settlements and reasonable fees and expenses (including attorneys’ fees) and other amounts (collectively, “Damages”) actually incurred by such Person in connection with such Proceeding, and indemnification under this Section 10.1 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 10.1 shall be deemed contract rights, and no amendment, modification or repeal of this Section 10.1 shall have the effect of limiting or denying any such rights with respect to actions taken, omissions, or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 10.1 could involve indemnification for negligence or strict liability, and except as otherwise specifically provided in this Article X, no Person that has complied with such Person’s obligations under Section 5.7 shall be denied indemnification hereunder for failure to comply with such Person’s duty or care or other duty to the Company or the Members imposed under the Act. Notwithstanding the foregoing, the Company’s indemnification of a Manager as to third party claims shall be only with respect to such Damages that are not otherwise compensated by insurance carried for the benefit of the Company and shall be limited to the net assets of the Company, and no Member shall have any personal liability whatsoever on account thereof.

(b) Advance Payment of Expenses. The right to indemnification conferred in this Section 10.1 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under this Section 10.1(b) who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of such Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification pursuant to this Section 10.1; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of such Person’s good faith belief that such Person has met the standard of conduct necessary for indemnification under this Section 10.1 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Section 10.1 or otherwise.

(c) Insurance. Subject to the insurance requirement in Section 5.2(e), the Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, Officer, employee or agent of the Company or is or was serving at the request of the Company as a manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar position of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any Damages, whether or not the Company would have the power to indemnify such Person against such Damages under this Section 10.1.

(d) Report to Managers and Members. The Company shall promptly (but in any case within twenty (20) days) notify the Managers and Members of any indemnity payments made pursuant to this Section 10.1.

(e) Future Amendments to the Act; Invalidation. Notwithstanding anything to the contrary in this Section 10.1 or elsewhere in this Agreement, no amendment to the Act after the date of this Agreement may reduce or limit in any manner the indemnification provided for or permitted by this Section 10.1 unless the reduction or limitation is mandated by the amendment to the Act for limited liability companies formed prior to the enactment of such amendment. If this Section 10.1 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Managers and other Persons entitled to indemnification pursuant to this Section 10.1 to the full extent permitted by any applicable portion of this Section 10.1 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

10.2 Indemnification by the Parties. To the maximum extent permitted by Law, and notwithstanding any other provision relating to the rights of indemnity hereunder, each party hereto shall indemnify and hold harmless (such party, the “Indemnitor”) each other party hereto and their respective members, managers, partners, shareholders, officers, employees, agents, attorneys and Affiliates (collectively, the “Indemnitee”) from and against any and all Indemnified Losses related to, arising out of or otherwise in connection with any (i) breach or violation of any representation or warranty of the Indemnifying Party contained in this Agreement, (ii) any default by such Indemnifying Party under any agreement or covenant contained herein, and (iii) any violation by such Indemnifying Party of any Law, in all cases except to the extent any such breach, violation or default directly results from the gross negligence or willful misconduct of the party otherwise entitled to be indemnified hereunder.

(a) Mitigation and Related Matters.

(i) The parties agree that in the event of any breach giving rise to an indemnification obligation under this Section 10.2, the Indemnitee, at the sole cost and expense of the Indemnitor, shall and shall cause its Affiliates to reasonably cooperate with the Indemnitor and to take all reasonable measures, requested by such Indemnitor or otherwise, to mitigate the consequences of the related breach.

(ii) The Indemnitee shall, at the expense of the Indemnitor, use its commercially reasonable efforts to pursue recovery against third parties, under insurance policies or from collateral sources. In the event any amounts recovered from any third party or under such insurance policies or other collateral sources are not received before any claim for indemnification is paid pursuant to this Section 10.2, then the amount of such subsequent recovery shall be applied first, to reimburse the Indemnitee for its out-of-pocket expenses (including reasonable attorney’s fees and expenses) expended in pursuing such recovery, and second, refund any payments made by the Indemnitor which would not have been so paid had such recovery been obtained prior to such payment, and third, any excess to the Indemnitee.

(iii) The Indemnitor shall be subrogated to the rights of the Indemnitee in respect of any insurance relating to the Damages to the extent of any indemnification payments made hereunder. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

(b) Notice and Procedures. In the event that any Actions are instituted by a third party or any claim or demand is asserted or threatened against or sought to be collected from an Indemnitee by a third party, in each case for which the Indemnitor may have liability to any Indemnitee under this Section 10.2 (a “Third Party Claim”), such Indemnitee shall promptly, but in no event more than fifteen (15) days, following such Indemnitee’s receipt of a Third Party Claim, notify the Indemnitor in writing and in reasonable detail, to the extent available, of such Third Party Claim (a “Claim Notice”). The Indemnitor shall have thirty (30) days (or such lesser number of days as may be required by court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the “Notice Period”) to notify the Indemnitee that it desires to defend the Indemnitee against such Third Party Claim. The Claim Notice shall (i) state that the Indemnitee has incurred, or reasonably and in good faith expects to incur, Indemnified Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement; and (ii) specify in reasonable detail, to the extent available, the nature of such Third Party Claim and an estimate of the amount of the applicable Indemnified Losses (if reasonably practicable) to which such Indemnitee reasonably and in good faith believes it may be entitled to hereunder. Thereafter, the Indemnitee shall deliver to the Indemnitor, promptly following the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers and excluding all internally prepared documents or documents prepared by counsel or other representatives of Indemnitee) received by the Indemnitee relating to the Third Party Claim.

(c) Defense of Third Party Claims by Indemnitor. In the event that the Indemnitor notifies the Indemnitee within the Notice Period that it desires to defend the Indemnitee against a Third Party Claim, (i) the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings and shall have the sole power to direct and control such defense, with counsel of its choosing, at its expense, (ii) the Indemnitor shall use its commercially reasonable efforts to defend diligently such Third Party Claim, (iii) the Indemnitee, prior to the period in which the Indemnitor assumes the defense of such matter, shall take all reasonable actions to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Indemnitee’s rights to defense and indemnification pursuant to this Agreement, and (iv) the Indemnitor shall be deemed to have agreed that it shall indemnify the Indemnitee for all Indemnified Losses resulting from such Third Party Claim pursuant to and subject to the conditions of this Section 10.2. Once the Indemnitor has duly assumed the defense of a Third Party Claim, the Indemnitee shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing. The Indemnitee shall participate in any such defense at its expense and shall cooperate in the defense or prosecution of such Third Party Claim; provided, however, that such Indemnitee shall be entitled to participate in any such defense with separate counsel at the reasonable expense of the Indemnitor if, in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitee and the Indemnitor that would make such separate representation advisable; and provided, further, that the Indemnitor shall not be required to pay for more than one such counsel for all Indemnitees in connection with any Third Party Claim.

(d) Defense of Third Party Claims by Indemnitee. Notwithstanding anything in Section 10.2(c) to the contrary, if a Third Party Claim seeks relief that would result in the imposition of a consent order, injunction or decree, in any case that would materially restrict the future activity or conduct of the Indemnitee or any of its Affiliates, then the Indemnitee shall be entitled to contest and defend, and subject to Section 10.2(f), compromise and settle such Third Party Claim in the first instance; provided that if the Indemnitee does not contest, defend, compromise or settle such Third Party Claim, the Indemnitor shall then have the right to contest and defend, and subject to Section 10.2(f), settle or compromise such Third Party Claim. If the Indemnitee has duly assumed the defense of a Third Party Claim, the Indemnitor shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing (at the expense of the Indemnitor). If the Indemnitor (i) does not elect to defend the Indemnitee against a Third Party Claim, whether by not giving the Indemnitee timely notice of its desire to so defend or otherwise or (ii) after assuming the defense of a Third Party Claim, fails to take commercially reasonable steps necessary to defend diligently such Third Party Claim within thirty (30) days (or such lesser number of days as may be required by court proceeding in the event of a litigated matter) after receiving written notice from the Indemnitee to the effect that the Indemnitor has so failed, the Indemnitee shall have the right but not the obligation to assume such defense and shall have the sole power to direct and control such defense, with counsel of its choosing, at the expense of the Indemnitor.

(e) Cooperation. The Indemnitee and the Indemnitor shall cooperate in the conduct of the defense of a Third Party Claim, including by retaining records and information that are reasonably relevant to such Third Party Claim and providing reasonable access to each other’s relevant business records and other documents, and employees. The Indemnitee and the Indemnitor shall use commercially reasonable efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

(f) Settlement of Third Party Claims. The Indemnitor shall not, without the prior written consent of the Indemnitee, not to be unreasonably withheld or delayed, settle, compromise or offer to settle or compromise any Third Party Claim. Whether or not the Indemnitor assumes the defense of a Third Party Claim, the Indemnitee shall not, without the prior written consent of the Indemnitor, not to be unreasonably withheld or delayed, settle, compromise or offer to settle or compromise any Third Party Claim.

(g) Direct Claims. In the event any Indemnitee has a claim against any Indemnitor that does not involve, or no longer involves, a Third Party Claim, the Indemnitee shall deliver a notice of such claim (a “Direct Claim Notice”) and the amount of the applicable Indemnified Losses or an estimate of the amount of the applicable Indemnified Losses (if reasonably practicable) with reasonable promptness to the Indemnitor. If the Indemnitor notifies the Indemnitee that it does not dispute the claim described in such notice or fails to notify the Indemnitee, within thirty (30) days after delivery of such notice by the Indemnitee whether the Indemnitor disputes the claim described in such notice, the Indemnified Losses in the amount specified in the Indemnitee’s notice will be conclusively deemed a liability of the Indemnitor and the Indemnitee shall be entitled to recover the amount of such Indemnified Losses from the

Indemnitor in accordance with the terms and conditions of this Section 10.2. If the Indemnitor has timely disputed its liability with respect to such claim, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and the Indemnitor shall not be obligated to make any payment with respect to such claim until such claim has been so resolved by the Indemnitor and the Indemnitee or has been determined in favor of the Indemnitee by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected).

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Notices. All notices and other required communications hereunder shall be in writing, addressed as follows:

If to the Company:

Clean Coal Solutions, LLC

8100 SouthPark Drive, Unit B

Littleton, CO 80120

Attn: Mark McKinnies

Fax: (303) 734-0330

Email address: markm@adaes.com

With a copy to, which shall not constitute notice:

Hogan Lovells US LLP

One Tabor Center, Suite 1500

1200 Seventeenth Street

Denver, CO 80202

Attention: Tyler Harvey

Facsimile No.: (303) 454-2436

E-mail address: tyler.harvey@hoganlovells.com

If to NexGen:

NexGen Refined Coal, LLC

3300 South Parker Road, Suite 310

Aurora, CO 80014

Attn: Charles S. McNeil, President

Fax: (303) 751-9210

Email address: cmcneil@nexgen-group.com

With a copy to, which shall not constitute notice:

Republic Financial Corporation

3300 South Parker Road, Suite 500

Aurora, CO 80014

Attn: Legal Department

Fax: (303) 751-4777

Email address: rdietrich@republic-financial.com and lcohen@republic-financial.com

If to ADA:

ADA-ES, Inc.

8100 SouthPark Drive, Unit B

Littleton, CO 80120

Attn: Dr. Michael Durham

Fax: (303) 734-0330

Email address: miked@adaes.com

If to GS:

GSFS Investments I Corp.

200 West Street

New York, New York 10282

Attn: Michael Feldman

Fax: (212) 428-3868

Email address: Michael.Feldman@gs.com

With a copy to, which shall not constitute notice:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

Attn: F. B Cochran III

Fax: (713) 615-5368

Email address: fcochran@velaw.com

Notices shall be given (a) by personal delivery to the other party, (b) by facsimile or e-mail, with confirmation sent by registered or certified mail, return receipt requested, or (c) by registered or certified mail, return receipt requested. All notices shall be effective and deemed delivered (i) if by personal delivery, on the date of delivery if during business hours, otherwise the next business day, (ii) if by facsimile or e-mail, on the date the facsimile or e-mail is received if received during business hours, otherwise the next business day and (iii) if solely by mail, upon receipt by the addressee, which receipt shall be deemed to have occurred at such time as the party is provided with notice from the postal authorities that a registered or certified letter is awaiting delivery to the party. A party may change its address by notice to the other parties.

11.2 Application of Colorado Law. This Agreement and the application and interpretation hereof shall be governed exclusively by the laws of the State of Colorado, and specifically the Act, without regard to any conflict or law provisions of any jurisdiction.

11.3 No Action for Partition. No Member shall have any right to maintain any action for partition with respect to the property of the Company.

11.4 Amendment of Articles or this Agreement. Except as otherwise expressly set forth in this Agreement, the Articles or this Agreement may be amended, supplemented or restated only upon the unanimous written consent or approval, as the case may be, of the Members; provided, however, that consent or approval of the Class B Members shall not be required for minor clarification changes to the Articles or this Agreement that do not result in any adverse consequences to the Class B Members. Upon obtaining the approval of any amendment to the Articles, the Members shall cause Articles of Amendment in accordance with the Act to be prepared, and such Articles of Amendment shall be executed by a Manager or Member or Members (if so required) and shall be filed in accordance with the Act.

11.5 Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Company and the Members, their distributees, legal representatives, executors, administrators, successors and assigns.

11.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Company and the Member(s) who executed the same, but all of such counterparts shall constitute the same Agreement.

11.7 Dates. If the date of any required action or notice under this Agreement falls on a Saturday, Sunday or legal holiday, the date of such required action or notice shall be extended to the next business day.

11.8 Confidentiality.

(a) As used herein, the term “Confidential Information” means information which is of a non-public, proprietary or confidential nature of the disclosing party or another Person providing information to the Company under an agreement pursuant to which such information is required to be kept confidential (whether such Confidential Information is marked or identified as confidential or has been or is disclosed in circumstances that would lead a reasonable person to believe such information is confidential) disclosed to the receiving Person by the disclosing Person or its officers, directors, agents or representatives, including information disclosed in any conversations and discussions between or among the parties, or any of their officers, directors, agents or representatives (including information disclosed prior to the Effective Date), including all materials, documentation, know-how, potential strategic relationships, reports and analyses, technical and economic data, studies, forecasts, trade secrets, research or business strategies or methods, business structures, monetization strategies, marketing information and strategies, procedures, business, financial or contractual information or other written or oral information regarding ADA, NexGen, GS, the Technology, the Company or the Business. Confidential Information may be in any form whatsoever, including oral communications, writings, computer programs, logic diagrams, component specifications, drawings, diagrams or other media. All such information, howsoever disclosed, including by inspection or otherwise, shall be deemed Confidential Information unless otherwise expressly agreed in writing by the party or Person disclosing such information.

(b) Notwithstanding the provisions of Section 11.8(a), the term “Confidential Information” shall not include, and no party hereto shall be under any obligation to maintain in confidence or not use, any information (or any portion thereof) disclosed to it by the another party to the extent that such information:

(i) is in the public domain at the time of disclosure; or

(ii) following disclosure, becomes generally known or publicly available through no act or omission on the part of the receiving party; or

(iii) is known, or becomes known, to the receiving party from a source other than the disclosing party or its Representatives, provided that disclosure by such source is not in breach of a confidentiality agreement with the disclosing party; or

(iv) is independently developed by the receiving party without violating any of its obligations under this Agreement and without the use of or reference to any Confidential Information of another party.

(c) If a receiving party is served with any legal process or in any civil action or criminal action is subject to any motion or order requiring the receiving party to disclose to a third-party any Confidential Information of a disclosing party, the receiving party will promptly notify the disclosing party, and unless the disclosing party timely obtains, at its own instigation and cost, an appropriate court order nullifying such process, motion, or order or restraining the receiving party from such disclosure, the receiving party may disclose such Confidential Information as and to the extent required by such legal process, motion, or order. The receiving party will promptly and fully cooperate with all efforts of the disclosing party to obtain such order.

(d) The parties hereby further agree that the Confidential Information (i) may only be used by the receiving party in connection with or in furtherance of the Business, and (ii) will be kept confidential at all times hereunder and not disclosed by the receiving party to any other Person, except that Confidential Information may be disclosed to any of the receiving party’s Affiliates, directors, officers, employees, attorneys, accountants, consultants, advisors or agents, or representatives of any of the foregoing (collectively, its “Representatives”), any potential Transferee of Units in accordance with this Agreement and to financing sources and customers who require access to such information in connection with the Business. Each of the parties agrees that any of its Representatives to whom Confidential Information is disclosed will be informed of the confidential or proprietary nature thereof and of the receiving party’s obligations under this Agreement, and that each party shall be responsible for any use or disclosure of Confidential Information by any of its Representatives. Confidential Information

shall not be reproduced in any form except as required to accomplish the intent of this Agreement or in furtherance of the Business. Any reproduction of any Confidential Information shall remain the property of the disclosing party and shall contain all confidential or proprietary notices or legends that appear on the original, unless otherwise authorized in writing by the disclosing party. Notwithstanding the foregoing, Confidential Information incorporated in the ordinary course into any party’s written board materials or minutes shall not be subject to the obligations set forth in this paragraph as long as such materials or minutes are held consistent with the procedures normally used by such party to safeguard proprietary information. Such Confidential Information shall continue to be subject to the other terms and conditions of this Agreement.

(e) The Parties agree that: (i) all rights to Confidential Information disclosed pursuant to this Agreement are reserved to the disclosing party; (ii) except as otherwise prohibited by this Agreement, nothing in this Section 11.8 shall diminish or restrict in any way the rights that each party has to conduct its business or to disclose its own Confidential Information to third parties; and (iii) except as specifically set forth in another Transaction Agreement, no license or conveyance or any rights, including intellectual property rights, relating to the Confidential Information is granted or implied by any party to the another party.

(f) The provisions of this Section 11.8 shall become effective as of the Effective Date, shall survive termination of this Agreement, and shall continue until such Confidential Information ceases to be Confidential Information in accordance with the provisions of Section 11.8(b), provided, however, that in the event of a dissolution of the Company resulting in the parties ceasing to engage in the Business as members of the Company, the party who owns any such Confidential Information may use such information for any purpose whatsoever.

(g) Upon a disclosing party’s request, the receiving party shall at its option either destroy or return to the disclosing party as promptly as practicable, but in any event within thirty (30) days of such request, all Confidential Information received from the disclosing party in the possession of the receiving party or its Representatives, including all copies of such Confidential Information, all notes or other documents with respect to or reflecting such Confidential Information, and of materials derived from such Confidential Information. Upon completing the foregoing, the receiving party shall give the disclosing party a certificate confirming its compliance with this Section 11.8(g).

(h) Each party further agrees that all files, records, documents, drawings, specifications, equipment and similar items relating to the Business and which are prepared by the Company in the course of conducting the Business, whether prepared by a Member or others, are and shall remain exclusively the property of the Company and that they shall be removed from the premises of the Company only with the express prior written consent of the Company.

(i) Prior to appointment of any Person who is not also a Member as a Manager or a Board Observer, such Person will be required to execute and deliver to the Company a confidentiality agreement covering essentially the same items as covered hereby.

(j) The receiving party of any Confidential Information acknowledges and agrees that due to the unique nature of the Confidential Information, there may be no adequate remedy at law for any breach of a receiving party’s obligations under this Section 11.8, that any such breach or any unauthorized use or release of any Confidential Information by a receiving party may allow such receiving party or third parties to unfairly compete with the disclosing party, resulting in irreparable harm to the disclosing party, that upon any such breach or any threat thereof the disclosing party shall be entitled to appropriate equitable relief in addition to whatever remedies that the disclosing party might have at law, and the disclosing party shall be entitled to be indemnified by the receiving party from any loss or harm, including reasonable attorney’s fees, in connection with any breach or enforcement of the receiving party’s obligations under this Section 11.8 or the unauthorized use or release of any such Confidential Information.

(k) Notwithstanding anything else in this Section 11.8, the parties hereto may disclose to any Person, without limitation of any kind, the United States federal and state income tax treatment and tax structure of the business relationship and transactions contemplated by this Agreement and the other Transaction Agreements, including tax opinions and other tax analysis provided to the parties.

11.9 Covenant Not to Compete; Business Opportunities.

(a) Each Member other than GS agrees that, unless approved in writing by all of the Members, it will not, and it will cause its Affiliates not to, compete, directly or indirectly and for their own account or otherwise, with the Business of the Company while such party is a Member and for a period of three (3) years following the date that such party is no longer a Member. For this purpose, the term “compete” shall mean the ownership, operation, management or control of, or, after the date hereof, acquisition of any financial interest in, any Person, business or enterprise that carries on a business that is substantially the same as the Business carried on by the Company. In addition, during the term of this Agreement, each Member other than GS shall present to the Company for its consideration any business or investment opportunity that is substantially the same as the ongoing Business of the Company (a “Business Opportunity”), regardless of whether the Member obtained knowledge of such Business Opportunity in its capacity as a Member and/or Manager or otherwise. If the Company elects not to participate in any such Business Opportunity, the Member shall be entitled to pursue such Business Opportunity free of any rights of the Company therein. The Members agree that prior to the appointment of any Person who is not also a Member as a Manager or Board Observer, such Person will be required to execute and deliver to the Company a non-competition agreement containing terms and conditions substantially the same as this Section 11.9.

(b) Other than expressly set forth in this Section 11.9 or elsewhere in this Agreement, each Member may, independently or with its Affiliates and others, engage in or have an interest in other business ventures of any kind, and each Member and its Affiliates may make any investment in, or acquire and own all or any part of, any other business or Person, or engage in any transaction outside of the Company, and neither the Company nor any other Member or Affiliate thereof shall have any rights in or to those ventures, and such Member or its Affiliates shall not have any obligation to offer to the Company or any other Member the opportunity to make or participate in that investment or acquisition. Other than Business Opportunities with respect to the Members other than GS, no Member or any Affiliate thereof shall have any obligation to present or offer any opportunity to the Company prior to such Member’s or Affiliate’s independent pursuit of such opportunity outside of the Company.

(c) *.

11.10 Limitation on Liability. Notwithstanding anything in this Agreement to the contrary or any Law, under no circumstances shall any party be liable to another party for special, consequential, exemplary or punitive damages with respect to any breach of this Agreement, other than the payment of attorneys’ fees as is specifically provided for in this Agreement.

11.11 Invalidity of Provisions. Should any provision or part of any provision of this Agreement be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified and amended to the extent (but only to the extent) necessary to make such provision valid and enforceable, and so amended, such provision shall be enforced. In the event such a court finds that it cannot so modify or amend any such provision, such provision shall be stricken from this Agreement and the remaining provisions of this Agreement shall remain valid and enforceable to the fullest extent possible, excluding such invalid provision.

11.12 Representations and Warranties.

(a) Each Member represents and warrants, severally and not jointly, to the other Members and the Company as follows:

(i) it is the type of legal entity specified in the first paragraph of this Agreement, duly organized and in good standing under the Laws of the jurisdiction of its organization and is qualified to do business and is in good standing in those jurisdictions where necessary to carry out the purposes of this Agreement;

(ii) the execution, delivery and performance by it of this Agreement and all transactions contemplated herein are within its entity powers and have been duly authorized by all necessary entity actions;

(iii) this Agreement constitutes a valid and binding obligation of such Member, enforceable against it in accordance with its terms, except as enforcement may be limited by Bankruptcy, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(iv) the execution, delivery and performance by it of this Agreement will not conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of (x) any applicable Law, (y) its governing documents, or (z) any agreement or arrangement to which it or any of its Affiliates is a party or which is binding upon it or any of its Affiliates or any of its or their assets.

(b) Each Member recognizes that (i) the Units have not been registered under the Securities Act or qualified under any state securities laws, and covenants not to sell, offer for sale or otherwise Transfer all or any part of its Units in the absence of an effective registration statement covering such interest under the Securities Act and qualification under applicable state securities laws unless such sale, offer of sale, or other Transfer is exempt therefrom; (ii) the Company has no obligation to register or qualify any Member’s Units for sale or other Transfer, or to assist in establishing an exemption from registration or qualification for any proposed sale or other Transfer and may, in conjunction with any proposed sale or Transfer, require the Transferring owner to provide the Company with an opinion of counsel as to the legality of such sale or other Transfer under applicable Laws; and (iii) the restrictions on Transfer contained in this Agreement, under the Securities Act and under applicable state securities Laws may severely affect the liquidity of a Member’s investment in the Units. This Agreement and any certificates representing Units may include a legend reflecting the restrictions on Transfer set forth in Section 6.8 or elsewhere in this Agreement.

(c) Each Member further represents and warrants, severally and not jointly, to the other Members and the Company as follows:

(i) such Member has been advised (x) that a conflict of interest exists among the Members’ individual interests, (y) that this Agreement has tax consequences, and (z) that it should seek independent counsel in connection with the execution of this Agreement;

(ii) such Member has had the opportunity to seek independent counsel and independent tax advice prior to the execution of this Agreement and no Person has made any representation of any kind to it regarding the tax consequences of this Agreement; and

(iii) this Agreement and the language used in this Agreement are the product of all parties’ efforts, and each party hereby irrevocably waives the benefit of any rule of contract construction that disfavors the drafter of an agreement.

(d) The representations and warranties set forth in Section 11.12(a), 11.12(b) and 11.12(c) above shall survive the execution and delivery of this Agreement and any documents of Transfer provided under this Agreement.

11.13 Expenses. Except as otherwise specifically provided in this Agreement and the Purchase Agreement, NexGen, ADA and GS will each pay all costs and expenses incurred by each of them on their own behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel.

11.14 Public Announcements. No public announcement may be made by any Person with regard to the transactions contemplated by this Agreement without the prior consent of NexGen, ADA and GS, provided that any party may make such disclosure if advised by counsel that it is required to do so by applicable Law or regulation of any governmental agency or stock exchange upon which securities of such party are registered. NexGen, ADA and GS will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other parties prior to making such announcements or disclosures.

11.15 Entire Agreement. This Agreement and the other Transaction Agreements, together with all respective exhibits and schedules hereto and thereto, collectively constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all representations, warranties, understandings, terms or conditions on such subjects that are not set forth specifically herein or therein, including the terms and conditions contained in the Term Sheet.

11.16 Additional Agreements with GS.

(a) The Company shall keep GS informed, on a current basis, of any events, discussions, notices, or changes with respect to any tax, criminal, or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with GS, its members, and its Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, and coordinating and providing assistance in meeting with regulators).

(b) Notwithstanding anything to the contrary contained in this Agreement, neither GS nor any of its Affiliates shall be required to *.

(c) The Company and the Members acknowledge and agrees that nothing in the Transaction Agreements shall create a fiduciary duty of GS or its Affiliates (including Goldman, Sachs & Co. and its Affiliates) to the Company or the Members. Notwithstanding anything to the contrary in the Transaction Agreements, or any actions or omissions by representatives of GS or its Affiliates (including Goldman, Sachs & Co. and its Affiliates) in whatever capacity, including as the Board Observer, it is understood that neither GS nor its Affiliates (including Goldman, Sachs & Co. and its Affiliates) is acting as a financial advisor, agent, or underwriter to the Company or any of its Subsidiaries or otherwise on behalf of the Company or any of its Subsidiaries unless retained to provide such services pursuant to a separate written agreement.

(d) The Company and the Members acknowledge that GS is in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company or its Subsidiaries. Except for the obligations set forth in Section 11.9(c), nothing in this Agreement shall preclude or in any way restrict GS from investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company or its Subsidiaries.

11.17 Operation and Distributions of Subsidiaries of the Company. The Company, ADA and NexGen hereby agree to operate each Subsidiary of the Company only in accordance with such Subsidiary’s operating agreement and articles of organization and to cause each such Subsidiary to make distributions to the Company, ADA and NexGen only in accordance with the operating agreement of such Subsidiary. The Company, ADA and NexGen hereby acknowledge that the operating agreement of any Subsidiary of the Company may be amended or modified only in accordance with the terms thereof and only after the written consent of GS in accordance with Section 6.1(b)(viii), if applicable.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of May     , 2011.

COMPANY:

Clean Coal Solutions, LLC

By:	/s/ Charles S. McNeil
Name:	Charles S. McNeil
Title:	Manager

MEMBERS:

ADA-ES, Inc.

By:	/s/ Michael D. Durham
Name:	Michael D. Durham
Title:	President & CEO

NexGen Refined Coal, LLC

By: NexGen Refined Coal Holdings, LLC, its manager
By: NexGen Synfuel Management, Inc., its manager

By:	/s/ Thomas A. Ostlund
Name:	Thomas A. Ostlund
Title:	President

GSFS Investments I Corp.

By:	/s/ Albert Dombrowski
Name:	Albert Dombrowski
Title:	Authorized Signatory

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

INDEX OF EXHIBITS AND SCHEDULES

TO

OPERATING AGREEMENT OF

CLEAN COAL SOLUTIONS, LLC

EXHIBIT	DESCRIPTION
A	Unit Ownership and Sharing Ratios
B	Addresses of Members
C	Chemicals and Additives
D	Technical Engineering Services

SCHEDULE	DESCRIPTION
4.5(a)	Pre-Closing Cash Calculation
4.5(b)	Calculation of Projected Distributable Value
5.1(c)	Managers
6.11(a)	Arrangements with Affiliates

EXHIBIT A

TO

OPERATING AGREEMENT

OF

Clean Coal Solutions, LLC

Unit Ownership and Sharing Ratios

Member	Class A Units*	Class B Units**	Sharing Ratios
ADA-ES Inc.	42 2/19	0	42 2/19%
NexGen Refined Coal, LLC	42 2/19	0	42 2/19%
GSFS Investments I Corp.	0	15 15/19	15 15/19%

*	All Voting Units
**	All Non-voting Units

EXHIBIT B

TO

OPERATING AGREEMENT

OF

Clean Coal Solutions, LLC

Addresses

Member	Address
ADA-ES, Inc.	8100 SouthPark Way, Unit B Littleton, CO 80120
NexGen Refined Coal, LLC	3300 South Parker Road, Suite 310 Aurora, CO 80014
GSFS Investments I Corp.	200 West Street New York, New York 10282

EXHIBIT C

TO

OPERATING AGREEMENT

OF

Clean Coal Solutions, LLC

Chemicals and Additives

•	Mercury control halogen additive required in connection with the Chemicals Business
•	Iron mineralizer additive
•	Other chemicals or additives that may be required for coal treatment in connection with the Chemicals Business

EXHIBIT D

TO

OPERATING AGREEMENT

OF

Clean Coal Solutions, LLC

Technical Engineering Services

Scope of Work:

ADA will provide the Technical Engineering Services specified by the Company from time to time on a properly tendered and accepted order document, consisting of a purchase order (or similar document) in form acceptable to ADA, which has been completed to specify with particularity at least the following (i) the Chemicals and Additives, equipment and/or Technical Engineering Services requested, (ii) the quantities required, (iii) the time and place for delivery, (iv) the prices to be paid therefor, and (v) any insurance and/or delivery arrangements requested to be provided by ADA.

Prices for Technical Engineering Services:

Technical Engineering Services will be charged to the Company at ADA’s published commercial rates, which as of May 24, 2011, are as follows:

(Effective as of May 24, 2011, subject to change on prior notice)

Category	Rate ($/hour)
Executive Management	$250
Principal	$170
Project Manager	$145
Senior Engineer	$135
Engineer	$110
Technician	$85
Administrative Support	$70

Materials Fee: 10% mark-up on all direct materials aside from Chemicals and Additives specified above, subcontracts, consultants, leases, and other direct costs.

SCHEDULE 4.5(a)

Pre-Closing Cash Calculation

			Apr-11		May-11		Jun-11		Quarter 2
			Pre-Trans	Post Trans	Pre-Trans	Post Trans	Pre-Trans	Post Trans	Pre-Trans	Post Trans
					27 Days	4 Days
Refined Coal
New Madrid			*	*	*	*	*	*	*	*
Thomas Hill			*	*	*	*	*	*	*	*

Total Refined Coal			*	*	*	*	*	*	*	*

New Madrid
Deferred Rent			*	*	*	*	*	*	*	*
Fixed Rent			*	*	*	*	*	*	*	*
Contingent Rent			*	*	*	*	*	*	*	*

Total New Madrid			*	*	*	*	*	*	*	*

Thomas Hill
Deferred Rent			*	*	*	*	*	*	*	*
Fixed Rent			*	*	*	*	*	*	*	*
Contingent Rent			*	*	*	*	*	*	*	*

Total Thomas Hill			*	*	*	*	*	*	*	*

Grand Total
Deferred Rent			*	*	*	*	*	*	*	*
Fixed Rent			*	*	*	*	*	*	*	*
Contingent Rent			*	*	*	*	*	*	*	*

Grand Total			*	*	*	*	*	*	*	*

Grand Total Lease Payments			*	*	*	*	*	*	*	*
Total Cash Payments			*	*	*	*	*	*	*	*

Waterfall Distribution:
Cash Distribution									*	*
*	*	*							*	*

Distributable Cash									*	*

ADA-ES	2.5%	2.5%							*	*
NexGen Refined Coal	2.5%	2.5%							*	*
Clean Coal Solutions	95.0%	95.0%							*	*

									*	*

Waterfall Distribution from CCS:
ADA-ES	50.0%	42.1%							*	*
NexGen Refined Coal	50.0%	42.1%							*	*
GS	0.0%	15.8%							*	*

									*	*

Total Cash Distributed
ADA-ES									*	*
NexGen Refined Coal									*	*
GS									*	*
*									*	*

									*	*

Value of Tax Credit (2011)			6.326	6.326	6.326	6.326	6.326	6.326	6.326	6.326
Tax Credit			*	*	*	*	*	*	*	*
Monetization Rate			*	*	*	*	*	*	*	*

Total Expected Lease Payments			*	*	*	*	*	*	*	*

Production Costs			*	*	*	*	*	*	*	*
Fixed Rent			*	*	*	*	*	*	*	*
Amortization of Pre-Paid Rent			*	*	*	*	*	*	*	*

Contingent Rent			*	*	*	*	*	*	*	*

Total Lease Payments			*	*	*	*	*	*	*	*

SCHEDULE 4.5(b)

Calculation of Projected Distributable Value

Schedule 4.5(b)

Confidential Information

Projected Tons of Refined Coal	Annual
Existing Operations	6,200
New Operations - Phase 1	*
New Operations - Phase 2	*
New Operations - Phase 3	*
New Operations - Phase 4 - Retained	*
Total Tonnage Produced	*
Net New Tonnage available to Monetizers	*

Cost of Equipment per Ton	*

Tax Credit rate for 2011	6.326

Site License/ton Existing	*
Site License/ton New	*
Op. Cost Per Ton	*

Monetization Rate	Annual
Existing Operations	*
Phase I Monetization rate	*
Phase II Monetization rate	*
Phase III Monetization rate	*
Phase IV Monetization rate	*

Tax Credit Yearly Escalation After 2012	1.5%
Tax Credit Yearly Escalation 2012	3.0%

Operating Costs Yearly Escalation	*
Profit Sharing	*

Pre-Paid Lease- Per Ton			Rate per Ton	Amortize Yrs.
Pre-Paid Lease Payment - Existing	$9,000		1.50
Pre-Paid Lease Payment - Phase 1	*		*	5
Pre-Paid Lease Payment - Phase 2	*		*	5
Pre-Paid Lease Payment - Phase 3	*		*	5
	*

Tax Rate	35.00%
GS Upfront Investment	$(60,000)
GS Return Floor	15.00%
GS participation sharing ratio	15.7895	% *
XNPV Discount Rate	15.00%

Calculation of Projected Distributable Value - Assumptions

1. Distributions will take into account cash distributions and allocated Tax Credits.

2. Tax Credits will be allocated quarterly and will be deemed received on the corresponding cash distribution date.

3. Distributions will not be adjusted to account for timing differences in determining income or loss accounts (depreciation, prepaid rent, etc.)

4. Pre-tax value of Tax Credits equals Tax Credit amount divided by one minus the tax rate.

5. Annual Refined Coal tonnage is assumed to remain constant and to continue throughout the remaining life of the tax credit period.

6. Forecast shall take into account expected inflation factors.

7. Tax Credit rate shall reflect currently effective Tax Credit rate published by the Internal Revenue Service.

8. Forecast shall only include a) distributions and Tax Credits from Refined Coal facilities with signed utility off-take agreements, and b) distributions from signed monetizations with third-parties and a utility.

9. Unrecovered Investment Balance shall accrue quarterly based upon the average daily balance through the preceding quarter.

10. Initial GS share of distributions is 15.7895%.

11. If Projected Investment Value calculated in accordance with the foregoing assumptions is less than 100% of Unrecovered Investment Balance, Projected Distributable Value shall be recalculated except that GS’s share of distributions will be increased to a percentage (not to exceed 95%) that will cause Projected Investment Value to equal the Unrecovered Investment Balance.

CCS Simple Math Quarterly Forecast

Per Ton Amounts

Existing
			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
Existing - Per Ton
Tax Credit			$6.33	$6.33	$6.33	$6.42	$6.42	$6.42	$6.42	$6.61	$6.61	$6.61	$6.61	$6.81	$6.81	$6.81
Monetization Rate			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value			*	*	*	*	*	*	*	*	*	*	*	*	*	*

			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
Existing - Cash
Tons			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment
Site License			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	Total	XNPV 15%	*	*	*	*	*	*	*	*	*	*	*	*	*	*
	*	*

			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
Phase 1 - Per Ton
Tax Credit			$—	$6.33	$6.33	$6.42	$6.42	$6.42	$6.42	$6.61	$6.61	$6.61	$6.61	$6.81	$6.81	$6.81
Monetization Rate			—	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash				*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease			*
Amortization of Pre-Paid Lease				*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton				*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton				*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing				*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing				*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value			$—	*	*	*	*	*	*	*	*	*	*	*	*	*

			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
Phase 1 - Cash
Tons				*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments			$—	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease			*
Amortization of Pre-Paid Lease				*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment			*
Site License				*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs				*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing				*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing				*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	Total	XNPV 15%	$—	*	*	*	*	*	*	*	*	*	*	*	*	*
	*	*

Phase 2
			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
Phase 2 - Per Ton
Tax Credit			$—	$—	$—	$6.42	$6.42	$6.42	$6.42	$6.61	$6.61	$6.61	$6.61	$6.81	$6.81	$6.81

CCS Simple Math Quarterly Forecast

Per Ton Amounts

Monetization Rate						*	*	*	*	*	*	*	*	*	*	*

Available Cash						*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease					*
Amortization of Pre-Paid Lease						*	*	*	*	*	*	*	*	*	*	*
Site License/ton						*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton						*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing						*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing						*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value			$—	$—	$—	*	*	*	*	*	*	*	*	*	*	*

			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
Phase 2 - Cash
Tons						*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments						*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease					*
Amortization of Pre-Paid Lease						*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment					*
Site License						*	*	*	*	*	*	*	*	*	*	*
Operating Costs						*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing						*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing						*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	Total	XNPV 15%			*	*	*	*	*	*	*	*	*	*	*	*
	*	*

Phase 3
			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
Phase 3 - Per Ton
Tax Credit								$6.42	$6.42	$6.61	$6.61	$6.61	$6.61	$6.81	$6.81	$6.81
Monetization Rate								*	*	*	*	*	*	*	*	*

Available Cash								*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease
Site License/ton								*	*	*	*	*	*	*	*	*
Operating Costs/ton								*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing								*	*	*	*	*	*	*	*	*
Employee Profit Sharing								*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value								*	*	*	*	*	*	*	*	*

			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
Phase 3 - Cash
Tons
Available Cash from Lease Payments

Pre-Paid Lease
Amortization of Pre-Paid Lease
Cost of Equipment
Site License
Operating Costs

Net Profit before Employee Profit Sharing
Employee Profit Sharing

Net Cash Flow / Distributable Value	Total	XNPV 15%
	*	*

Phase 4
			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14
Phase 4 -Retained - Per Ton
Tax Credit			$—		$6.33	$6.42	$6.42	$6.42	$6.42	$6.61	$6.61	$6.61	$6.61	$6.81	$6.81	$6.81
Tax Benefit of Tax Credit					*	*	*	*	*	*	*	*	*	*	*	*

CCS Simple Math Quarterly Forecast

Per Ton Amounts

Pretax Value of Tax Credits Distributed					*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Site License					*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Operating Exp.					*	*	*	*	*	*	*	*	*	*	*	*
Tax Rate	35%

Net Profit before Employee Profit Sharing					*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing					*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value			$—		*	*	*	*	*	*	*	*	*	*	*	*

			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14

Phase 4 - Retained - Cash
Tons				*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Credit			$—	*	*	*	*	*	*	*	*	*	*	*	*	*
Pretax Value of Tax Credits Distributed				*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment				*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Site License				*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Operating Exp.				*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Rate	35%

Net Profit before Employee Profit Sharing				*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing				*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	Total	XNPV 15%		*	*	*	*	*	*	*	*	*	*	*	*	*
	*	*

			Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14

CCS Totals - Cash
Tons			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Available Cash			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Unsold equipment cost (phase 4 capex)			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Amortization of Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License			*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total CCS Cash Flow			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Tax Credit Distributable Value			*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Cash Flow Plus Tax Benefits			*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Existing - Per Ton
Tax Credit	$6.81	$7.02	$7.02	$7.02	$7.02	$7.23	$7.23	$7.23	$7.23	$7.44	$7.44	$7.44	$7.44	$7.67	$7.67	$7.67
Monetization Rate	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Existing - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment
Site License	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Phase 1 - Per Ton
Tax Credit	$6.81	$7.02	$7.02	$7.02	$7.02	$7.23	$7.23	$7.23	$7.23	$7.44	$7.44	$7.44	$7.44	$7.67	$7.67	$7.67
Monetization Rate	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Phase 1 - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment
Site License	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Phase 2 - Per Ton
Tax Credit	$6.81	$7.02	$7.02	$7.02	$7.02	$7.23	$7.23	$7.23	$7.23	$7.44	$7.44	$7.44	$7.44	$7.67	$7.67	$7.67

Monetization Rate	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Pre-Paid Lease
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Phase 2 - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment
Site License	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Phase 3 - Per Ton
Tax Credit	$6.81	$7.02	$7.02	$7.02	$7.02	$7.23	$7.23	$7.23	$7.23	$7.44	$7.44	$7.44	$7.44	$7.67	$7.67	$7.67
Monetization Rate	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease
Site License/ton	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Phase 3 - Cash
Tons

Available Cash from Lease Payments

Pre-Paid Lease
Amortization of Pre-Paid Lease
Cost of Equipment
Site License
Operating Costs

Net Profit before Employee Profit Sharing
Employee Profit Sharing

Net Cash Flow / Distributable Value

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Phase 4 - Retained - Per Ton
Tax Credit	$6.81	$7.02	$7.02	$7.02	$7.02	$7.23	$7.23	$7.23	$7.23	$7.44	$7.44	$7.44	$7.44	$7.67	$7.67	$7.67
Tax Benefit of Tax Credit	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Pretax Value of Tax Credits Distributed	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Site License	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Operating Exp.	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Rate

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Phase 4 - Retained - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Credit	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Pretax Value of Tax Credits Distributed	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Site License	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Operating Exp.	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Rate

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
CCS Totals - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Unsold equipment cost (phase 4 capex)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total CCS Cash Flow	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Tax Credit Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Cash Flow Plus Tax Benefits	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Existing - Per Ton
Tax Credit	$7.67	$7.90	$7.90	$7.90	$7.90	$8.13	$8.13	$8.13	$8.13	$8.38	$8.38
Monetization Rate	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Existing - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments	*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment
Site License	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Phase 1 - Per Ton
Tax Credit	$7.67	$7.90	$7.90	$7.90	$7.90	$8.13	$8.13	$8.13	$8.13	$8.38	$8.38	$8.38	$8.38
Monetization Rate	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Phase 1 - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment
Site License	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Phase 2 - Per Ton
Tax Credit	$7.67	$7.90	$7.90	$7.90	$7.90	$8.13	$8.13	$8.13	$8.13	$8.38	$8.38	$8.38	$8.38

Monetization Rate	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Phase 2 - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment
Site License	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Phase 3 - Per Ton
Tax Credit	$7.67	$7.90	$7.90	$7.90	$7.90	$8.13	$8.13	$8.13	$8.13	$8.38	$8.38	$8.38	$8.38
Monetization Rate	*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease
Amortization of Pre-Paid Lease
Site License/ton	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Phase 3 - Cash
Tons

Available Cash from Lease Payments

Pre-Paid Lease
Amortization of Pre-Paid Lease
Cost of Equipment
Site License
Operating Costs

Net Profit before Employee Profit Sharing
Employee Profit Sharing

Net Cash Flow / Distributable Value

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Phase 4 - Retained - Per Ton
Tax Credit	$7.67	$7.90	$7.90	$7.90	$7.90	$8.13	$8.13	$8.13	$8.13	$8.38	$8.38	$8.38	$—
Tax Benefit of Tax Credit	*	*	*	*	*	*	*	*	*	*	*	*	*

Pretax Value of Tax Credits Distributed	*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Site License	*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Operating Exp.	*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Rate

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21

Phase 4 - Retained - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Credit	*	*	*	*	*	*	*	*	*	*	*	*	*
Pretax Value of Tax Credits Distributed	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment	*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Site License	*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Operating Exp.	*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Rate

Net Profit before Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*
Employee Profit Sharing	*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21

CCS Totals - Cash
Tons	*	*	*	*	*	*	*	*	*	*	*	*	*
Available Cash	*	*	*	*	*	*	*	*	*	*	*	*	*
Unsold equipment cost (phase 4 capex)	*	*	*	*	*	*	*	*	*	*	*	*	*
Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*
Amortization of Pre-Paid Lease	*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment	*	*	*	*	*	*	*	*	*	*	*	*	*
Site License	*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs	*	*	*	*	*	*	*	*	*	*	*	*	*

Total CCS Cash Flow	*	*	*	*	*	*	*	*	*	*	*	*	*

Tax Credit Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Cash Flow Plus Tax Benefits	*	*	*	*	*	*	*	*	*	*	*	*	*

CCS Simple Math Annual Forecast

Per Ton Amounts

Existing - Per Ton			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tax Credit			$6.33	$6.42	$6.61	$6.81	$7.02	$7.23	$7.44	$7.67	$7.90	$8.13	$8.38
Monetization Rate			*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash			*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton			*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton			*	*	*	*	*	*	*	*	*	*	*	*	*
Net Profit before Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*

Employee Profit Sharing	Average		*	*	*	*	*	*	*	*	*	*	*	*	*
Net Cash Flow / Distributable Value	*		*	*	*	*	*	*	*	*	*	*	*	*	*

Existing - Cash			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tons			*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments			*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment				—	—	—	—	—	—	—	—	—	—	—	—
Site License			*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs			*	*	*	*	*	*	*	*	*	*	*	*	*
Net Profit before Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*

Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*
Net Cash Flow / Distributable Value	Total	XNPV 15%	*	*	*	*	*	*	*	*	*	*	*	*	*

	*	*

Phase 1 - Per Ton			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tax Credit			$6.33	$6.42	$6.61	$6.81	$7.02	$7.23	$7.44	$7.67	$7.90	$8.13	$8.38	*	*
Monetization Rate			*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash			*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease		*		—	—	—	—	—	—	—	—	—	—	—	—
Amortization of Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton			*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton			*	*	*	*	*	*	*	*	*	*	*	*	*
Net Profit before Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*

Employee Profit Sharing	Average		*	*	*	*	*	*	*	*	*	*	*	*	*
Net Cash Flow / Distributable Value	*		*	*	*	*	*	*	*	*	*	*	*	*	*

Phase 1 - Cash			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tons			*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments			*	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*
Amortization of Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment			*	*	*	*	*	*	*	*	*	*	*	*	*
Site License			*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs			*	*	*	*	*	*	*	*	*	*	*	*	*
Net Profit before Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*

Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*
Net Cash Flow / Distributable Value	Total	XNPV 15%	*	*	*	*	*	*	*	*	*	*	*	*	*

	*	*

CCS Simple Math Annual Forecast

Per Ton Amounts

Phase 2 - Per Ton			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tax Credit			$—	$6.42	$6.61	$6.61	$6.61	$6.61	$6.81	$6.81	$6.81	$6.81	$7.02	$7.02	$7.02
Monetization Rate			—	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash			—	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease			*	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of Pre-Paid Lease			—	*	*	*	*	*	*	*	*	*	*	*	*
Site License/ton			—	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton			—	*	*	*	*	*	*	*	*	*	*	*	*
Net Profit before Employee Profit Sharing			—	*	*	*	*	*	*	*	*	*	*	*	*

Employee Profit Sharing	Average		—	*	*	*	*	*	*	*	*	*	*	*	*
Net Cash Flow / Distributable Value	*		$—	*	*	*	*	*	*	*	*	*	*	*	*

Phase 2 - Cash			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tons			—	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash from Lease Payments			$—	*	*	*	*	*	*	*	*	*	*	*	*
			—	—	—	—	—	—	—	—	—	—	—	—	—
Pre-Paid Lease			*	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of Pre-Paid Lease			—	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment			*	—	—	—	—	—	—	—	—	—	—	—	—
Site License			—	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs			—	*	*	*	*	*	*	*	*	*	*	*	*
Net Profit before Employee Profit Sharing			—	*	*	*	*	*	*	*	*	*	*	*	*

Employee Profit Sharing			—	*	*	*	*	*	*	*	*	*	*	*	*
Net Cash Flow / Distributable Value	Total	XNPV 15%	*	*	*	*	*	*	*	*	*	*	*	*	*

	*	*

Phase 3 - Per Ton			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tax Credit			$—	$6.42	$6.61	$6.61	$6.61	$6.61	$6.81	$6.81	$6.81	$6.81	$7.02	$7.02	$7.02
Monetization Rate			—	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash			—	*	*	*	*	*	*	*	*	*	*	*	*

Pre-Paid Lease			—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of Pre-Paid Lease			—	—	—	—	—	—	—	—	—	—	—	—	—
Site License/ton			—	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs/ton			—	*	*	*	*	*	*	*	*	*	*	*	*
Net Profit before Employee Profit Sharing			—	*	*	*	*	*	*	*	*	*	*	*	*

Employee Profit Sharing	Average		—	*	*	*	*	*	*	*	*	*	*	*	*
Net Cash Flow / Distributable Value	*		$—	*	*	*	*	*	*	*	*	*	*	*	*

Phase 3 - Cash			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tons			—	—	—	—	—	—	—	—	—	—	—	—	—

Available Cash from Lease Payments			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Pre-Paid Lease			—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of Pre-Paid Lease			—	—	—	—	—	—	—	—	—	—	—	—	—
Cost of Equipment			—	—	—	—	—	—	—	—	—	—	—	—	—
Site License			—	—	—	—	—	—	—	—	—	—	—	—	—
Operating Costs			—	—	—	—	—	—	—	—	—	—	—	—	—
Net Profit before Employee Profit Sharing			—	—	—	—	—	—	—	—	—	—	—	—	—

Employee Profit Sharing			—	—	—	—	—	—	—	—	—	—	—
Net Cash Flow / Distributable Value	Total	XNPV 15%	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	*	*

CCS Simple Math Annual Forecast

Per Ton Amounts

Phase 4 - Retained - Per Ton			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tax Credit			$6.33	$6.42	$6.61	$6.81	$7.02	$7.23	$7.44	$7.67	$7.90	$8.13	$8.38	*	*
Pretax Value of Tax Credits Distributed			*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Site License			*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Operating Exp.			*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Rate		35%
Net Profit before Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*

Employee Profit Sharing	Average		*	*	*	*	*	*	*	*	*	*	*	*	*

Net Cash Flow / Distributable Value	*		*	*	*	*	*	*	*	*	*	*	*	*	*

Phase 4 - Retained - Cash			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tons			*	*	*	*	*	*	*	*	*	*	*	*	*

Tax Credit			*	*	*	*	*	*	*	*	*	*	*	*	*
Pretax Value of Tax Credits Distributed			*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment			*	—	—	—	—	—	—	—	—	—	—	—	—
Cash Paid for Site License			*	*	*	*	*	*	*	*	*	*	*	*	*
Cash Paid for Operating Exp.			*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Rate		35%
Net Profit before Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*

Employee Profit Sharing			*	*	*	*	*	*	*	*	*	*	*	*	*
Net Cash Flow / Distributable Value	Total	XNPV 15%	*	*	*	*	*	*	*	*	*	*	*	*	*

	*	*

CCS Totals - Cash			2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Tons			*	*	*	*	*	*	*	*	*	*	*	*	*

Available Cash			*	*	*	*	*	*	*	*	*	*	*	*	*
Unsold equipment cost (phase 4 capex)			*	—	—	—	—	—	—	—	—	—	—	—	—
Pre-Paid Lease			*	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of Pre-Paid Lease			*	*	*	*	*	*	*	*	*	*	*	*	*
Cost of Equipment			*	—	—	—	—	—	—	—	—	—	—	—	—
Site License			*	*	*	*	*	*	*	*	*	*	*	*	*
Operating Costs			*	*	*	*	*	*	*	*	*	*	*	*	*

Total CCS Cash Flow			*	*	*	*	*	*	*	*	*	*	*	*	*

Tax Credit Distributable Value			*	*	*	*	*	*	*	*	*	*	*	*	*

Total Cash Flow Plus Tax Benefits			*	*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash Waterfall

		Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14
Cash Distribution From Subsidiary		*	*	*	*	*	*	*	*	*	*	*	*
Amount Related to * (current AEC Operations Only)		*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash After *		*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash From Subsidiary
ADA-ES	2.500%	*	*	*	*	*	*	*	*	*	*	*	*
NexGen Refined Coal	2.500%	*	*	*	*	*	*	*	*	*	*	*	*
GS	0.000%	*	*	*	*	*	*	*	*	*	*	*	*
Clean Coal Solutions LLC	95.000%	*	*	*	*	*	*	*	*	*	*	*	*

Total Distribution	100.000%	*	*	*	*	*	*	*	*	*	*	*	*

CCS calculations
Net Available for Distribution before *		*	*	*	*	*	*	*	*	*	*	*	*
*		*	*	*	*	*	*	*	*	*	*	*	*

Cash Available for Distribution after *		*	*	*	*	*	*	*	*	*	*	*	*
Tax Credit Value Distributable		*	*	*	*	*	*	*	*	*	*	*	*

Total Distributable Value from Clean Coal Solutions, LLC		*	*	*	*	*	*	*	*	*	*	*	*

Distribution From CCS
*	sharing ratio	*	*	*	*	*	*	*	*	*	*	*	*
ADA-ES	42.105%	*	*	*	*	*	*	*	*	*	*	*	*
NexGen Refined Coal	42.105%	*	*	*	*	*	*	*	*	*	*	*	*
GS	15.789%	*	*	*	*	*	*	*	*	*	*	*	*

Total Distribution	100.000%	*	*	*	*	*	*	*	*	*	*	*	*

Total Cash Distributed

ADA-ES		*	*	*	*	*	*	*	*	*	*	*	*
NexGen Refined Coal		*	*	*	*	*	*	*	*	*	*	*	*
GS		*	*	*	*	*	*	*	*	*	*	*	*

Total Distributable Value		*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash		*	*	*	*	*	*	*	*	*	*	*	*
Distributable Value Tax Credit		*	*	*	*	*	*	*	*	*	*	*	*

Total Distributable Value		*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash Waterfall												CCS Cash Distribution

	Jun-14	Sep-14	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18
Cash Distribution From Subsidiary	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Amount Related to * (current AEC Operations Only)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash After *	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash From Subsidiary
ADA-ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
NexGen Refined Coal	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
GS	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Clean Coal Solutions LLC	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distribution	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

CCS calculations
Net Available for Distribution before *	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Cash Available for Distribution after *	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Credit Value Distributable	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distributable Value from Clean Coal Solutions, LLC	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Distribution From CCS
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
ADA-ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
NexGen Refined Coal	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
GS	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distribution	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Cash Distributed

ADA-ES	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
NexGen Refined Coal	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
GS	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Distributable Value Tax Credit	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash Waterfall

	Dec-18	Mar-19	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21
Cash Distribution From Subsidiary	*	*	*	*	*	*	*	*	*	*	*	*	*
Amount Related to * (current AEC Operations Only)	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash After *	*	*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash From Subsidiary
ADA-ES	*	*	*	*	*	*	*	*	*	*	*	*	*
NexGen Refined Coal	*	*	*	*	*	*	*	*	*	*	*	*	*
GS	*	*	*	*	*	*	*	*	*	*	*	*	*
Clean Coal Solutions LLC	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distribution	*	*	*	*	*	*	*	*	*	*	*	*	*

CCS calculations
Net Available for Distribution before *	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*

Cash Available for Distribution after *	*	*	*	*	*	*	*	*	*	*	*	*	*
Tax Credit Value Distributable	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distributable Value from Clean Coal Solutions, LLC	*	*	*	*	*	*	*	*	*	*	*	*	*

Distribution From CCS
*	*	*	*	*	*	*	*	*	*	*	*	*	*
ADA-ES	*	*	*	*	*	*	*	*	*	*	*	*	*
NexGen Refined Coal	*	*	*	*	*	*	*	*	*	*	*	*	*
GS	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distribution	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Cash Distributed

ADA-ES	*	*	*	*	*	*	*	*	*	*	*	*	*
NexGen Refined Coal	*	*	*	*	*	*	*	*	*	*	*	*	*
GS	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

Distributable Cash	*	*	*	*	*	*	*	*	*	*	*	*	*
Distributable Value Tax Credit	*	*	*	*	*	*	*	*	*	*	*	*	*

Total Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*

Ratio Test

	May-11	Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14	Dec-14

GS Distributable Value	(60,000)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
XNPV 15% of GS D/V (“Projected Investment Value”)	15%	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Investment
Initial Investment	$60,000
Beginning Balance		$60,000	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Return	15%	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Distributions		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Ending Balance (“Unrecovered Investment Balance”)		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Ratio
“Projected Investment Value”		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
“Unrecovered Investment Balance”		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Ratio		*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Minimum		100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Test Met?		YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES
Investment Plus Floor Fully Recovered?		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Ratio Test

	Mar-15	Jun-15	Sep-15	Dec-15	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17	Jun-17	Sep-17	Dec-17	Mar-18	Jun-18	Sep-18	Dec-18	Mar-19

GS Distributable Value	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
XNPV 15% of GS D/V (“Projected Investment Value”)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Amortization of Investment
Initial Investment
Beginning Balance	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Return	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Distributions	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Ending Balance (“Unrecovered Investment Balance”)	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

Ratio
“Projected Investment Value”	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
“Unrecovered Investment Balance”	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Ratio	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
Minimum	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Test Met?	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES
Investment Plus Floor Fully Recovered?	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Ratio Test

	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21

GS Distributable Value	*	*	*	*	*	*	*	*	*	*	*
XNPV 15% of GS D/V (“Projected Investment Value”)	*	*	*	*	*	*	*	*	*	*	*

Amortization of Investment
Initial Investment
Beginning Balance	*	*	*	*	*	*	*	*	*	*	*
Return	*	*	*	*	*	*	*	*	*	*	*
Distributions	*	*	*	*	*	*	*	*	*	*	*

Ending Balance (“Unrecovered Investment Balance”)	*	*	*	*	*	*	*	*	*	*	*

Ratio
“Projected Investment Value”	*	*	*	*	*	*	*	*	*	*	*
“Unrecovered Investment Balance”	*	*	*	*	*	*	*	*	*	*	*
Ratio	*	*	*	*	*	*	*	*	*	*	*
Minimum	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Test Met?	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES	YES
Investment Plus Floor Fully Recovered?	—	—	—	—	—	—	—	—	—	—	—

SCHEDULE 5.1(c)

Managers

ADA Managers: Dr. Michael Durham, Dr. Nina Bergan French, Mark McKinnies

NexGen Managers: Charles S. McNeil, Brian C. Humphrey, W. Randall Dietrich

SCHEDULE 6.11(a)

Arrangements with Affiliates

Employees and contractors of ADA (collectively, “ADA Personnel”) and employees and contractors of the ultimate owners of NexGen (collectively, “NexGen Personnel”) have provided certain services to the Company on an ongoing basis since the Company’s inception. These services are billed to the Company on terms comparable to those that would be expected to be obtained by the Company for similar services in an arms’ length transaction with a non-Affiliate of the Company.

The services provided by ADA Personnel to the Company include current and future services for refined coal production equipment design, construction, installation and testing, ongoing research and development in respect of improvements to the CyClean technology, and services related to the “redetermination” process for the refined coal production facilities as required by the Code and the written guidance issued by the IRS in respect of Section 45 refined coal thereunder. The time spent by ADA Personnel on these services has been, and will continue to be, billed to the Company on a monthly basis, based upon the rate sheet set forth below. The services provided by NexGen Personnel to the Company include current and future services for legal, insurance, accounting, human resources, book-keeping, tax, finance, administrative and related matters. The time spent by NexGen Personnel on these services has been, and will continue to be, billed to the Company on a monthly basis, based upon the rate sheet set forth in the immediately following page:

NexGen Personnel

Name	Duties Services	Hourly Rate
*	Legal support, services and counsel	$	*
*	Legal support, services and counsel	$	*
*	Legal support, services and counsel	$	*
*	Tax reporting, services and support	$	*
*	Risk management reporting, implementation, support and related services	$	*
*	Accounting reporting, support, and related services	$	*
*	Legal services and support	$	*
*	Risk management reporting, implementation, support and related services	$	*
*	Human resources support and services	$	*
or comparable personnel or replacement of such person

ADA Personnel

Position	Hourly Rate
Executive Management	$	*
Principal	$	*
Project Manager	$	*
Senior Engineer	$	*
Engineer II	$	*
Engineer I	$	*
Technician II	$	*
Technician I	$	*
Administrative Assistant II	$	*
Administrative Assistant I	$	*

In addition to the foregoing, the Company has engaged Clean Coal Solutions Services, LLC (“CCSS”) to assist it in the installation and testing of new refined coal production facilities. These services are billed to the Company on terms comparable to those that would be expected to be obtained by the Company for similar services in an arms’ length transaction. As of the Effective Date, the Company has issued five (5) purchase orders to CCSS for services related to the installation and testing of the first five anticipated refined coal production facilities. Copies of these purchase orders are included in Section 4.21 of the disclosure schedules to the Purchase Agreement and are incorporated herein by this reference. The Company expects to engage CCSS personnel to assist it in a similar capacity for any additional refined coal production facilities on substantially similar terms.

Aaron Prince, Matt Holley, and Janet McGinty are employees of ADA and have been seconded to the Company. Under the terms of their respective employment agreements with ADA, Mr. Prince receives an annual salary of $*, Mr. Holley receives an annual salary of $*, and Ms. McGinty receives an annual salary of $*. The Company reimburses ADA monthly for the costs of these salaries, plus a labor burden of *% and an overhead burden of *% on the salary and labor burden costs. The Company expects to continue this arrangement until such time as it determines, in good faith, that the services of any one or all of these individuals are no longer needed by the Company. The Company may enter into similar arrangements with ADA employees as determined by the Company, in good faith, as may be necessary to further the business interests of the Company.

Mike Allen is an employee of ADA and has been seconded to the Company. ADA bills the Company for the time Mr. Allen spends on engineering projects for the Company at the rate of $* per hour. The Company expects to continue this arrangement until such time as it determines, in good faith, that the services of this individual are no longer needed by the Company.

On May 31, 2001, it is expected that James Weed will begin working for ADA as an employee and will be seconded to the Company as a project manager. ADA will bill the Company for the time Mr. Weed will be spending as a project manager for the Company at the rate of $* per hour. The Company would expect to continue this arrangement until such time as it determines, in good faith, that the services of this individual are no longer needed by the Company.

Dr. Nina Bergan French is an independent contractor to ADA. Under the terms of her independent contractor agreement with ADA, ADA pays Dr. French $* per month. ADA then bills this amount to the Company each month as reimbursement for Dr. French’s services. Given the important role Dr. French currently plays, and is expected to continue to play, in the Company in connection with the ongoing efforts to implement CyClean in utility power plants, the Company expects to continue this arrangement with Dr. French, or may alternatively hire Dr. French as an employee of the Company. The Company also reimburses Dr. French for the cost of an administrative assistant in the amount of $* per month.

NexGen bills the Company * per month for corporate management services performed by employees of the ultimate owners of NexGen. The Company would expect to continue this arrangement until such time as it determines, in good faith, that the services of this personnel is no longer needed by the Company.